UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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BlackRock, Inc.

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2019 Proxy Statement

Notice of Annual Meeting

May 23, 2019
New York, New York

BlackRock.

Generating

Long-Term

Shareholder

Value

BlackRock’s mission is to help our clients build better financial futures. Our framework for creating long-term shareholder value is directly aligned with that mission. BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset management and technology services firm. We have strategically invested in our business over time to create a globally diverse investment platform, with index and alpha strategies ranging from ETFs to alternatives, industry-leading portfolio construction and risk management technology, and deep global capital markets expertise. The diversity of BlackRock’s platform, across asset class, investment style and region, positions us to serve client needs holistically and through market cycles. It also enables us to generate more consistent growth and financial results for shareholders. We believe the stability of our financial results and our approach to continuously and deliberately invest in our business enhances BlackRock’s ability to:

Generate differentiated organic growth	Leverage our scale for the benefit of clients and shareholders	Return capital to shareholders on a consistent and predictable basis

Over the long term, BlackRock has delivered on each of these tenets. We have generated differentiated organic growth and delivered operating margin expansion. We have prioritized investment in our business to first drive growth and then return “excess” cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and measures our ability to successfully execute it.

In 2019, we will continue to strategically, and efficiently, invest in BlackRock to optimize future growth. We will focus on areas we believe have high growth potential such as ETFs and illiquid alternatives, the shift from product selection to portfolio construction, and longer-term opportunities in technology, retirement and high growth markets – so we can deliver better outcomes for clients, opportunities for employees and long-term value for shareholders.

“Our focus on the long-term and commitment to adapting and innovating ahead of change helps us stay ahead of clients’ most pressing investment challenges and provide the solutions they need.”

Laurence D. Fink

Chairman and

Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street

New York, New York, 10055

April 12, 2019

To Our Shareholders:

Thank you for your confidence in BlackRock. It is my pleasure to invite you to our 2019 Annual Meeting, to be held on May 23, 2019 at the Lotte New York Palace Hotel. As we do each year, we will review our business and financial results for the year, address the voting items in the Proxy Statement and take your questions. Whether you plan to attend the meeting or not, your vote is important and we encourage you to review the enclosed materials and submit your proxy.

The benefits of the investments that BlackRock has made to build the most diversified global asset management and technology services company in the world are clearer today than at any point in our history. Our focus on the long-term and commitment to adapting and innovating ahead of change helps us stay ahead of clients’ most pressing investment challenges and provide the solutions they need. Only by fulfilling our fiduciary duty to clients can BlackRock deliver long-term value to our shareholders.

In 2018, we delivered on each component of our framework for creating long-term shareholder value, while investing in our business for future growth. We generated $124 billion of net inflows in 2018, including record fourth quarter iShares flows, despite heightened uncertainty and volatility in global markets. We increased revenue, driven by growth in base fees and record annual technology services revenue, and expanded our full-year operating margin, while simultaneously investing in our highest growth opportunities, including retirement, illiquid alternatives, ETFs, factors and technology. And we returned approximately $3.6 billion of cash to shareholders through a combination of dividends and share repurchases, a more than 30% increase from 2017.

Despite our differentiation, BlackRock was not immune to sentiment on the asset management sector last year. As a significant owner of BlackRock shares myself, I share your deep disappointment in our stock’s 2018 performance.

BlackRock’s Board of Directors and I both believe that the performance of our stock price should be a factor in determining the compensation of our senior executives. And this year, driven by the Board and Compensation Committee’s commitment to aligning executive compensation with performance, the Board lowered my 2018 compensation by 14% relative to 2017 - a decision I support. We are all committed to doing better for our clients and for our shareholders.

It has always been important that BlackRock’s Board of Directors functions as a key strategic and governing body that challenges our leadership team to be better and more innovative. BlackRock’s Board continues to play an integral role in our governance, our strategy, our growth and our success. A strong corporate governance framework is critical for executing on our strategy and ensuring we act as a fiduciary for clients. We are also focused on engaging with you, our shareholders, to better understand and address issues that are important to you.

To support our mission of helping people build better financial futures, we are vocal advocates for the adoption of sound corporate governance policies. This includes strong Board leadership, thoughtful strategic deliberations and prudent management practices, including awareness of how environmental and social risks may impact long-term value creation. We believe that BlackRock has implemented such a set of principles, guidelines and practices that support sustainable financial growth and long-term value creation for shareholders and hope that you will agree as you read our Proxy Statement.

Thank you again for your commitment to BlackRock. Our Board of Directors and I look forward to seeing you on May 23, 2019 in New York City.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

Notice of 2019 Annual

Meeting of Shareholders

Annual Meeting of Shareholders

Date and Time Thursday, May 23, 2019 8:00 am EDT	Place Lotte New York Palace Hotel 455 Madison Avenue, New York, 10022	Record Date March 25, 2019

Voting Matters

At or before our Annual Meeting, we ask that you vote on the following items:

Item 1 Election of Directors

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm

Item 4 Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures

Item 5 Shareholder Proposal – Simple Majority Vote Requirement

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be held on Thursday, May 23, 2019: our Proxy Statement and 2018 Annual Report are available free of charge on our website at www.blackrock.com/corporate/en-us/investor-relations

How to vote: Your vote is important
Internet	Mail
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
Telephone	In Person
If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy.	You may attend the Annual Meeting and vote by ballot. Your admission ticket to the Annual Meeting is either attached to your proxy card or is in the email by which you received your Proxy Statement.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each shareholder. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 12, 2019, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Your vote is important and we encourage you to vote promptly whether or not you plan to attend the 2019 Annual Meeting of Shareholders of BlackRock, Inc.

By Order of the Board of Directors,

R. Andrew Dickson, III Corporate Secretary April 12, 2019	BlackRock, Inc. 55 East 52nd Street, New York, New York 10055

Index of Frequently Requested Information

BlackRock’s Approach to Human Capital Management	34

BlackRock’s Approach to Sustainability	IBC

Board and Committee Membership	28

Board Diversity	11

CEO Pay Ratio	83

Clawback Policy	75

Director Independence	33

Hedging and Pledging Policy	75

Number of Board Meetings	28

Peer Group	64

Public Policy Engagement	35

Related Persons Transactions	48

Stock Ownership Guidelines	75

Shareholder Outreach	36

BLACKROCK, INC. 2019 PROXY STATEMENT

Helpful Resources

Where You Can Find

More Information

Annual Meeting

Proxy Statement:

www.blackrock.com/corporate/en-us/investor-relations

Annual Report:

www.blackrock.com/corporate/en-us/investor-relations

Voting Your Proxy via the Internet:

www.proxyvote.com

Meeting Registration via Internet:

www.proxyvote.com

Board of Directors

http://ir.blackrock.com/board-of-directors

Communications with the Board

www.blackrock.com/corporate under the headings “Investor Relations / Corporate Governance / Governance Overview / Contact Our Board of Directors”

Governance Documents

www.blackrock.com/corporate under the headings “Investor Relations / Corporate Governance”

•	Lead Independent Director Guidelines

•	Corporate Governance Guidelines

•	Committee Charters

•	Code of Business Conduct and Ethics

Investor Relations

www.ir.blackrock.com

Other

Public Policy “Insights”:

www.blackrock.com/corporate/insights/public-policy

Lobbying Disclosure Act:

www.senate.gov/legislative/lobbying

Federal Election Commission:

www.fec.gov

Definition of Certain Terms or Abbreviations

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit, Management Development & Compensation, Nominating & Governance, Risk and Executive Committees

Compensation Committee	Management Development & Compensation Committee

COO	Chief Operating Officer

Deloitte	Deloitte LLP

GAAP	Accounting Principles Generally Accepted in the United States

GEC	Global Executive Committee

Governance Committee	Nominating & Governance Committee

NEO	Named Executive Officer

Net Revenue	Revenue used for operating margin measurement

Non-core	Items such as deal-, tax- and Brexit-related professional fees, contingent consideration fair value adjustments, and product launch costs

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

PNC	The PNC Financial Services Group, Inc.

RS	Restricted Stock

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

Traditional LC Peers	Traditional Large Cap Peers refers to Alliance Bernstein, Affiliated Managers Group, Inc., Franklin Resources, Inc., Eaton Vance, Invesco, Legg Mason, and T. Rowe Price

      BLACKROCK, INC. 2019 PROXY STATEMENT

Proxy Summary

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date & Time:	Thursday, May 23, 2019 8:00 AM EDT	Place:	Lotte New York Palace Hotel 455 Madison Avenue New York, New York 10022	Record Date:	March 25, 2019

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

	Board Recommendation	Page Reference

ITEM 1. Election of Directors The Board believes that the director nominees have the knowledge, experience, skills and backgrounds necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	9

ITEM 2. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers as disclosed and discussed in this Proxy Statement. The Board values the opinions of our shareholders and will take into account the outcome of the advisory vote when considering future executive compensation decisions.	Vote FOR	51

ITEM 3. Ratification of the Appointment of the Independent Registered Public Accounting Firm The Audit Committee has appointed Deloitte LLP to serve as BlackRock’s independent registered public accounting firm for the 2019 calendar year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte LLP to serve as BlackRock’s independent auditors is in the best interests of the Company and its shareholders.	Vote FOR	85

ITEM 4. Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	88

ITEM 5. Shareholder Proposal – Simple Majority Vote Requirement The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	91

BLACKROCK, INC. 2019 PROXY STATEMENT    1

Proxy Summary    |    Governance Highlights

What’s New?

This year, we have expanded our discussion of BlackRock’s governance, culture, sustainability and compensation practices. We believe providing a broader understanding of our perspectives on these items will be beneficial to you as you consider this year’s voting matters. This year’s updated items include:

•	Board refreshment through the nomination of a new director (see “Director Candidate Search” on page 12)

•	Board commitment to engagement with employees (see “Beyond the Boardroom” on page 24)

•	Enhanced disclosure on Human Capital Management (see “BlackRock’s Approach to Human Capital Management” on page 34)
•	Enhanced disclosure on our Board and BlackRock’s culture (see “Our Board is deeply engaged in understanding the culture at BlackRock” on page 23 and “Beyond the Boardroom” on page 24)

•	Enhanced disclosure on our NEO compensation decisions framework (see “Our Compensation Framework” on page 56)

•	BlackRock’s Approach to Sustainability

Governance Highlights

Board Composition

(18 director nominees)

The Governance Committee regularly reviews the overall composition of the Board and its Committees to assess whether they reflect the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global strategy and business. The Governance Committee identified a new candidate with strong senior executive, international and financial services experience for nomination to the Board this year.

Board Tenure

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

7 years: Average tenure of all director nominees 5 years: Average tenure of independent director nominees

Board Profile

Current & Former CEOs 11 of [18] 61.1 Non-U.S. or Dual Citizens [6] of [18] 33.3 Women 5 of [18] 27.77

Board Independence and Leadership

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

15 of BlackRock's 18 director nominees are independent

2    BLACKROCK, INC. 2019 PROXY STATEMENT

Proxy Summary    |    Governance Highlights

Our Director Nominees

	Age at Record Date			Committee Memberships (effective May 23, 2019)
Nominee		Primary Occupation	Director since	Audit	Compensation	Governance	Risk	Executive

Bader M. Alsaad	61	Former Managing Director of the Kuwait Investment Authority	N/A

Mathis Cabiallavetta	74	Former Chairman of UBS, Vice Chairman of Swiss Re Ltd. and of Marsh & MacLennan Companies, Inc.	2007	●		●

Pamela Daley	66	Former Senior Vice President of General Electric Company Corporate Business Development and Senior Advisor to Chairman	2014	●			●	●

William S. Demchak	56	Chairman, CEO and President of PNC	2003				●	●

Jessica P. Einhorn	71	Former Dean of Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University and former Managing Director, World Bank	2012		●		●

Laurence D. Fink	66	Chairman and CEO of BlackRock	1999					●

William E. Ford	57	CEO of General Atlantic	2018	●	●

Fabrizio Freda	61	President and CEO of The Estée Lauder Companies Inc.	2012			●

Murry S. Gerber Lead Independent Director	66	Former Executive Chairman, Chairman, President and CEO of EQT Corporation	2000	●		●		●

Margaret L. Johnson	57	Executive Vice President of Business Development of Microsoft Corporation	2018	●	●

Robert S. Kapito	62	President of BlackRock	2006

Cheryl D. Mills	54	Founder and CEO of BlackIvy Group and former Chief of Staff to Secretary of State Hillary Clinton	2013		●	●

Gordon M. Nixon	62	Former President, CEO and Director of Royal Bank of Canada	2015		●	●		●

Charles H. Robbins	53	Chairman and CEO of Cisco Systems, Inc.	2017				●

Ivan G. Seidenberg	72	Former Chairman and CEO of Verizon Communications Inc.	2011		●	●		●

Marco Antonio Slim Domit	50	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	●	●

Susan L. Wagner	57	Former Vice Chairman of BlackRock	2012	●			●	●

Mark Wilson	52	Former CEO of Aviva plc and former President and CEO of AIA	2018				●

● Chairperson

BLACKROCK, INC. 2019 PROXY STATEMENT    3

Proxy Summary    |    Governance Highlights

Governance Practices

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, strategic deliberation, and prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	Lead Independent director may call special meetings of directors without management present

•	Executive sessions of independent directors

•	Annual Board and Committee evaluations

•	Risk oversight by Board and Committees

•	Strong investor outreach program
•	Robust stock ownership requirements for directors and executives

•	Annual advisory vote on executive compensation

•	Adoption of proxy access

•	Annual review of Committee charters and Corporate Governance Guidelines

•	Human capital management oversight by Board and Committees

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own shares with a target value of:

• $10 million for the CEO; • $5 million for the President; and • $2 million for all other GEC members.
As of December 31, 2018, all NEOs exceeded our stock ownership guidelines.

Shareholder Engagement and Outreach

Executive management, Investor Relations and the Corporate Secretary engage with shareholders on a regular basis to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices. Our directors also have engaged directly with shareholders during the last two years. We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations, U.S. Securities and Exchange Commission (“SEC”) filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its Committees and work with them to both enhance our practices and improve our disclosures. Additionally, four of our independent directors attended our 2018 Investor Day presentation.

4    BLACKROCK, INC. 2019 PROXY STATEMENT

Proxy Summary    |    Compensation Discussion and Analysis Highlights

Compensation Discussion and Analysis Highlights

Compensation Policies and Practices

Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do

•   Review pay and performance alignment;

•   Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements;

•   Maintain a clawback policy;

•   Require one-year minimum vesting for awards granted under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”);

•   Maintain robust stock ownership and retention guidelines;

•   Prohibit hedging, pledging or short selling of BlackRock securities by Section 16 officers and directors;

•   Limit perquisites;

•   Assess and mitigate compensation risk;

•   Solicit an annual advisory vote on executive compensation; and

•   Annually review the independence of the compensation consultant retained by the Compensation Committee.

What We Don’t Do

• No ongoing employment agreements or guaranteed compensation arrangements for NEOs;

• No automatic single trigger vesting of equity awards or transaction bonus payments upon a change-in-control;

• No dividends or dividend equivalents on unearned restricted stock, restricted stock units, stock options or stock appreciation rights;

• No repricing of stock options;

• No cash buyouts of underwater stock options;

• No tax reimbursements for perquisites;

• No tax gross-ups for excise taxes;

• No supplemental retirement benefits for NEOs; and

• No supplemental severance benefits for NEOs beyond standard severance benefits under BlackRock’s Severance Pay Plan.

BLACKROCK, INC. 2019 PROXY STATEMENT    5

Proxy Summary    |    Compensation Discussion and Analysis Highlights

2018 Financial Performance(1),(2)

BlackRock’s 2018 results reflect the investments we have made over time to leverage our scale and optimize our strategic positioning. We generated $124 billion of net inflows for the full year, representing 2% organic growth, delivered revenue growth, expanded our operating margin and returned $3.6 billion to shareholders, despite meaningful headwinds in the asset management industry. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2018 remain strong and are detailed in Part I, Item 1 – Business of our 2018 Form 10-K.

Differentiated Organic Growth	Operating Leverage
Organic asset growth of 2% and record technology services revenue in 2018 contributed to continued revenue growth	Operating Margin, as adjusted, of 44.3% was up 20 bps from 2017

Consistent Capital Return	Earnings Growth
$3.6 billion returned to shareholders in 2018 through a combination of dividends and $1.7 billion of share repurchases	Diluted earnings per share, as adjusted, of $26.93 increased 20% versus 2017, reflecting execution of shareholder value framework and the impact of a lower effective tax rate

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)

Results for 2016 and 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(3)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

6    BLACKROCK, INC. 2019 PROXY STATEMENT

Proxy Summary    |    Compensation Discussion and Analysis Highlights

How We Pay NEOs

Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. The Compensation Committee uses the associated weightings to assess each NEO. The Committee’s performance assessment is directly related to each NEO’s total incentive outcome, which includes all variable pay (annual discretionary cash award, annual discretionary deferred equity award and long-term equity awards).

For each NEO’s performance assessment, please refer to the section “2018 NEO Compensation and Performance Summaries” on page 66.

How We Determine Total Incentive Amounts for NEOs

BlackRock Performance % of Award Opportunity	Measures	Indicative BlackRock Performance Metrics
		2017	2018
Financial Performance	Net New Business ($bn)	$367	$124
	Net New Base Fee Growth	7%	2%
	Operating Income, as adjusted(1) ($m)	$5,269	$5,531
	Year-over-year change	+13%	+5%
	Operating Margin, as adjusted(1)	44.1%	44.3%
	Year-over-year change	+30bps	+20bps
	Diluted Earnings Per Share, as adjusted(1)	$22.49	$26.93
	Year-over-year change	+17%	+20%
	Share Price Data	BLK	Traditional LC Peers(2)
	NTM P/E Multiple(3)	14.2x	9.3x
	Annual appreciation/depreciation	- 24%	- 31%
Business Strength	Deliver superior client experience through competitive investment performance across global product groups

Long-term performance remains strong over the 3- yr and 5-yr period, although 1-year performance was pressured in a difficult market environment.

Maintained #1 global share in our ETF business and gained market share in our global Retail and Institutional client businesses.

	Drive organization discipline through execution of our strategic initiatives	Demonstrated successful execution across most of our Strategic Initiatives, highlighted by illiquid alternatives and private credit.
	Lead in a changing world	Sustained progress on key long-term growth drivers, particularly in Technology, with related revenue up 19% year-over-year.
Organizational Strength	Drive high performance	Launched Growing More Great Investors initiative and continued to build out the BlackRock Academies, aimed to build mastery in key subject areas amongst employees.
	Build a more diverse and inclusive culture	Expanded representation of female and ethnically diverse employees at the managing director and director levels.
	Develop great managers and leaders	Strengthened the firm’s leadership bench by refreshing succession plans for more than 100 key roles through a robust, peer-reviewed process.

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

(3)

Next Twelve Months (“NTM”) P/E multiple refers to the Company’s share price as of December 31, 2018 divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from Factset.

BLACKROCK, INC. 2019 PROXY STATEMENT    7

Proxy Summary    |     Compensation Discussion and Analysis Highlights

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2018 total annual compensation outcomes for each NEO, as outlined in the table below.

		2018 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2017

Laurence D. Fink	$1,500,000	$7,750,000	$4,250,000	$10,500,000	$24,000,000	(14%)

Robert S. Kapito	$1,250,000	$6,250,000	$3,500,000	$ 8,000,000	$19,000,000	(14%)

Robert L. Goldstein	$ 500,000	$2,950,000	$2,000,000	$ 2,400,000	$ 7,850,000	(4%)

J. Richard Kushel	$ 500,000	$2,712,500	$1,762,500	$ 1,700,000	$ 6,675,000	(5%)

Gary S. Shedlin	$ 500,000	$2,475,000	$1,525,000	$ 1,950,000	$ 6,450,000	(5%)

The amounts listed above as “2018 Annual Incentive Award: Deferred Equity” and “Long-Term Incentive Award (“BPIP”)” were granted in January 2019 in the form of equity and are separate from the cash award amounts listed above as “2018 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2018 Summary Compensation Table on page 77 reports equity in the year granted but cash in the year earned.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2018 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity (including the portion of the annual incentive awards granted in Restricted Stock Units (“RSUs”) and the portion granted under the BlackRock Performance Incentive Plan (“BPIP Awards”), our long-term incentive plan) are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.

(2)

The value of the 2018 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2018 annual incentive awards were converted into RSUs by dividing the award value by $410.315, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2019.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company’s deferral policy, as detailed on page 59.

8    BLACKROCK, INC. 2019 PROXY STATEMENT

Item 1:

Election of

Directors

“It has always been important
that BlackRock’s Board of Directors functions as a key strategic and governing body that challenges our leadership team to be better and more innovative.”

Laurence D. Fink

Chairman and Chief Executive Officer

Director Nominees

Our Board has nominated 18 directors for election at this year’s Annual Meeting on the recommendation of our Governance Committee. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

If all 18 director nominees are elected, our Board will consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the New York Stock Exchange (the “NYSE”) listing standards.

Stockholder Agreement with The PNC Financial Services Group, Inc.

BlackRock’s stockholder agreement with PNC (the “PNC Stockholder Agreement”) provides, subject to the waiver provisions of the PNC Stockholder Agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders so that the Board will consist of:

•  no more than 19 directors,

•  not less than two nor more than four directors who will be members of BlackRock management,

•  two directors who will be designated by The PNC Financial Services Group, Inc. (“PNC”), and

•  the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates.

Laurence D. Fink and Robert S. Kapito are members of BlackRock’s management team and are currently members of the Board. PNC has designated one member of the Board, William S. Demchak, Chairman, President and Chief Executive Officer of PNC. PNC has notified BlackRock that for the time being it will not designate a second director to the Board, although it retains the right to do so at any time in accordance with the PNC Stockholder Agreement. PNC has additionally been permitted to invite an observer to attend meetings of the Board as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel and Chief Administrative Officer of PNC. For additional detail on the PNC Stockholder Agreement, see “Certain Relationships and Related Transactions – PNC Stockholder Agreement” on page 46.

BLACKROCK, INC. 2019 PROXY STATEMENT    9

ITEM 1: Election of Directors    |    Director Nominees

Majority Vote Standard for Election of Directors

Directors are elected by receiving a majority of the votes cast in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy and Mandatory Retirement Age

Under the Board’s Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

The Board has established a mandatory retirement age of 75 years for directors, as reflected in BlackRock’s Corporate Governance Guidelines.

Director Nomination Process

The Governance Committee oversees the director nomination process. The Committee leads the Board’s annual review of Board performance and reviews and recommends to the Board BlackRock’s Corporate Governance Guidelines, which includes the minimum criteria for membership on the Board. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to submit for election at each annual meeting of shareholders. The Committee also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice on potential director candidates from current directors when identifying and evaluating new candidates for director. The Governance Committee also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the Governance Committee. For information on the requirements governing shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 96.

The Governance Committee then reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, then the Chairperson (or a person designated by the Governance Committee) will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board, then the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below.

The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Governance Committee may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Criteria for Board Membership

Director Qualifications and Attributes

The Governance Committee and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director candidate must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director candidate must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

10    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Criteria for Board Membership

Board Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The Board has and will continue to make diversity in gender, ethnicity, age, career experience and geographic location – as well as diversity of mind – a priority when considering director candidates. The diverse backgrounds of our individual directors help the Board better evaluate BlackRock’s management and operations and assess risk and opportunities for the Company’s business model. BlackRock’s commitment to diversity enhances Board involvement in our Company’s multi-faceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.

Our Board has nominated 18 candidates for election, 15 of whom are independent. The slate of director nominees includes 5 women, 1 of whom is African American, and 6 directors who are non-U.S. or dual citizens. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, Mexico, the Middle East and Continental Europe.

As BlackRock’s business has evolved, so has its Board. Our slate of director nominees consists of senior leaders (including 13 current or former company CEOs) with substantial experience in financial services, consumer products, manufacturing, technology, banking and energy, and several directors have held senior policy and government positions. Core qualifications and areas of expertise represented on our Board (including those of our new director nominee) include:

Senior Executive & Corporate Governance

Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.

Global Business

Directors bring international business strategy, operations and substantive expertise in international matters relevant to BlackRock’s global business.

Risk Management & Compliance

Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.

Financial Services

Directors possess in-depth knowledge of the financial services industry or asset management and provide valuable perspectives on issues faced by BlackRock.

Public Company & Financial Reporting

Directors have experience in the oversight of internal controls and reporting of public company financial and operating results.

Public Policy & Government/Regulatory Affairs

Directors possess insight and expertise in managing governmental and regulatory affairs relevant to BlackRock’s business operations

Branding & Marketing

Directors bring expertise in brand development, marketing and sales in local markets at a global scale relevant to BlackRock’s global business.

Technology Directors possess experience in the development and embracing of new technology as well as leading innovation initiatives at companies.

Board Tenure and Size

To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately seven years and the average tenure for independent director nominees is approximately six years.

Following the 2019 Annual Meeting of Shareholders, assuming all of the nominated directors are elected, there will be six directors, comprising 33% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Seven directors, comprising 39% of the Board, have served between 5 and 10 years. Five directors, comprising 28% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock.

The Board has not adopted a policy that sets a target for Board size and believes the current size and diverse composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy and risk management. As described in “Board Evaluation Process” on page 26, the Governance Committee and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size of the Board and its standing Committees are appropriate.

BLACKROCK, INC. 2019 PROXY STATEMENT    11

ITEM 1: Election of Directors    |    Criteria for Board Membership

Compliance with Regulatory and Independence Requirements

The Governance Committee takes into consideration regulatory requirements, including competitive restrictions and financial institution interlocks, independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and Committees. The Governance Committee also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. BlackRock’s CEO does not currently serve on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.

Director Candidate Search

Consistent with BlackRock’s age-based retirement policy, at least three of BlackRock’s current directors will retire within the next six years. In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and Committee composition. Consistent with our long-term strategic goals and the qualifications and attributes described above, search criteria include significant experience in financial services, the technology sector and consumer branding, as well as international experience. In March of this year, the Governance Committee identified Bader M. Alsaad as a candidate with significant leadership and experience in international business and the financial sector and recommended him to the Board for consideration. Mr. Alsaad was recommended for consideration to the Governance Committee by our CEO. On March 14, 2019, the Board voted unanimously to nominate him to join our Board.

Board Recommendation

For this year’s election, the Board has nominated 18 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. The composition of the current Board reflects a diverse range of skills, qualifications and professional experience that is relevant to our global strategy, business and governance.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by each director nominee that led the Board to determine that he or she should serve as Director. All director nominee biographical information is as of March 25, 2019.

12    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Director Nominee Biographies

Bader M. Alsaad

Mr. Alsaad has served as a member of the Executive Committee of the Board of Directors of the Kuwait Investment Authority (KIA) since 2003. He was Managing Director of the KIA from December 2003 until April 2017. Prior to his appointment at KIA, Mr. Alsaad served as the Chief Executive Officer of one of the leading investment companies in Kuwait, The Kuwait Financial Center. Mr. Alsaad is currently a member of the Supervisory Board of Daimler AG, a member of the Global Advisory Council of Bank of America, and a member of the Board of Directors of the Kuwait Fund for Economic Development. He is a founding member of the International Forum of Sovereign Wealth Funds and served as its Chairman and Deputy Chairman from its inception in 2009 until October 2015.

Qualifications

Mr. AIsaad’s extensive experience in the strategically important Middle East region and 35 years of experience in investments and the financial sector provides the Board with an experienced outlook on international business strategy and global capital markets.

Other Public Company Directorships (within the past 5 years)

•  Daimler AG (2017 – present)

Age 61	Tenure 0 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Policy & Government/Regulatory Affairs • Risk Management & Compliance

Mathis Cabiallavetta

Mr. Cabiallavetta has served as a member of the board of directors of Swiss Reinsurance Company Ltd. (Swiss Re) since 2008 and as the Vice Chairman of its board between 2009 and 2015. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the board of directors of Union Bank of Switzerland (UBS A.G.).

Qualifications

As a former leader of Swiss Re and Marsh & McLennan Companies, Inc. as well as UBS A.G., Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in global capital markets, and as a result he offers unique insights to the Board’s oversight of BlackRock’s global operations and risk management.

Other Public Company Directorships (within the past 5 years)

•  Swiss Re Ltd. (2008 – present) (Vice Chairman from 2009 – 2015)

•  Philip Morris International Inc. (2002 – 2014)

Age 74	Tenure 11 Years

Committees

• Audit

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

BLACKROCK, INC. 2019 PROXY STATEMENT    13

ITEM 1: Election of Directors    |    Director Nominee Biographies

Pamela Daley

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Ms. Daley joined GE in 1989 as Tax Counsel. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large US law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

•  BP p.l.c. (2018 – present)

•  SecureWorks Corp. (2016 – present)

•  Patheon N.V. (2016 – 2017)

•  BG Group (2014 – 2016)

Age 66	Tenure 5 Years

Committees

• Audit (Chair)

• Executive

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

William S. Demchak

Mr. Demchak has served as Chairman of the board of directors of PNC since April 2014, as Chief Executive Officer since April 2013 and as President since April 2012. Prior to that, Mr. Demchak held a number of supervisory positions at PNC, including Senior Vice Chairman, Head of Corporate and Institutional Banking and Chief Financial Officer. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. and additionally held key leadership roles at J.P. Morgan prior to its merger with Chase Manhattan Corporation in 2000.

Qualifications

As the Chairman, President and Chief Executive Officer of PNC, a large, national, diversified financial services company providing traditional banking and asset management services, Mr. Demchak brings substantial expertise in financial services, risk management and corporate governance to bear as a member of the Board. Mr. Demchak was designated to serve on the Board by PNC pursuant to the PNC Stockholder Agreement.

Other Public Company Directorships (within the past 5 years)

•  PNC (2013 – present) (Chairman from 2014 – present)

Age 56	Tenure 16 Years
Committees • Executive • Risk Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Public Company & Financial Reporting • Risk Management & Compliance

14    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Jessica P. Einhorn

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. Ms. Einhorn also spent nearly 20 years at the World Bank, concluding as a Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of the National Bureau of Economic Research and was formerly a Director of the Peterson Institute for International Economics. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a Senior Advisor and longstanding member of The Rock Creek Group Advisory Board.

Qualifications

Ms. Einhorn’s leadership experience in academia and at the World Bank, along with her experience in the U.S. government and at the International Monetary Fund, provides the Board with a unique perspective and an in-depth understanding of international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Other Public Company Directorships (within the past 5 years)

•  Time Warner, Inc. (2005 – June 2018)

Age 71	Tenure 6 Years

Committees

• Management Development & Compensation

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

Laurence D. Fink

Mr. Fink is founder, Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enable him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

•  None

Age 66	Tenure 19 Years

Committees

• Executive (Chair)

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

BLACKROCK, INC. 2019 PROXY STATEMENT    15

ITEM 1: Election of Directors    |    Director Nominee Biographies

William E. Ford

Mr. Ford is the Chief Executive Officer of General Atlantic, a position he has held since 2007. He also serves as Chairman of General Atlantic’s Management Committee and is a member of the firm’s Investment and Portfolio Committees. Mr. Ford is actively involved with a number of educational and not-for-profit organizations and also serves on the Executive Committee of the Partnership for New York City, the Board of Directors of the National Committee on United States-China Relations and is a member of The Council on Foreign Relations. He is also a member of the Steering Committee for the CEO Action for Diversity and Inclusion initiative. Mr. Ford has formerly served on the boards of First Republic Bank, NYSE Euronext, E*Trade, Priceline, NYMEX Holdings, and Computershare.

Qualifications

Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his 25 years at General Atlantic, one of world’s leading growth equity firms.

Other Public Company Directorships (within the past 5 years)

•  Axel Springer (2016 – April 2018)

•  IHS Markit Ltd. (July 2016 – present)

Age 57	Tenure 1 Year
Committees • Audit • Management Development & Compensation Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting

Fabrizio Freda

Mr. Freda has served as President and Chief Executive Officer of The Estée Lauder Companies Inc. (Estée Lauder) since July 2009, and is also a member of its board of directors. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

•  The Estée Lauder Companies Inc. (2009 – present)

Age 61	Tenure 6 Years
Committees • Nominating & Governance Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Risk Management & Compliance • Technology

16    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Murry S. Gerber

Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007 and as its Chief Executive Officer from 1998 to 2000. Murry Gerber currently serves as BlackRock’s Lead Independent Director.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

•  U.S. Steel Corporation (2012 – present)

•  Halliburton Company (2012 – present)

Age 66	Tenure 19 Years

Committees

• Audit

• Executive

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

• Technology

Margaret L. Johnson

Ms. Johnson has been an Executive Vice President of Business Development at Microsoft Corporation since September 2014. She is responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development. She most recently served as Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development. Ms. Johnson is a Director of PATH and a Trustee of The Paley Center for Media.

Qualifications

Ms. Johnson brings to the Board substantive experience in the field of technology as well as business and strategic development expertise acquired over her 28 years at Microsoft and Qualcomm.

Other Public Company Directorships (within the past 5 years)

•  Live Nation Entertainment (2013 – June 2018)

Age 57	Tenure 1 Year

Committees

• Audit

• Management Development & Compensation

Qualifications

• Senior Executive & Corporate Governance

• Branding & Marketing

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Technology

BLACKROCK, INC. 2019 PROXY STATEMENT    17

ITEM 1: Election of Directors    |    Director Nominee Biographies

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. Mr. Kapito co-founded BlackRock in 1988 and is also a director of iShares, Inc. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations, and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

•  None

Age 62	Tenure 12 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Global Business • Risk Management & Compliance

Cheryl D. Mills

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, an investment company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations and as General Counsel. She also served as Secretary of the University’s Board of Trustees. From 1999 to 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming at Oxygen Media. Prior to joining Oxygen Media, Ms. Mills served as Deputy Counsel to President Clinton and as the White House Associate Counsel. She began her career as an Associate at the Washington, D.C. law firm of Hogan & Hartson. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

•  None

Age 54	Tenure 5 Years

Committees

• Management Development & Compensation

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Branding & Marketing

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

18    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon was President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was Chief Executive Officer of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and was named Chairman of the board upon his re-election in April 2016. He is also on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

•  BCE Inc. (2014 – present)

•  George Weston Limited (2014 – present)

Age 62	Tenure 3 Years

Committees

• Executive

• Management Development & Compensation

• Nominating & Governance
(Chair)

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Policy & Government/ Regulatory Affairs

• Risk Management & Compliance

Charles H. Robbins

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He serves as Chairman of the U.S.-Japan Business Council, Chair of the IT Governors Steering Committee for the World Economic Forum and is a member of the International Business Council for the World Economic Forum and the Business Roundtable. Mr. Robbins is also on the Board of Directors for the Business Roundtable and is also a Trustee for the Ford Foundation.

Qualifications

Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over his 20 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

•  Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

Age 53	Tenure 1 Year
Committees • Risk Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Public Policy & Government/ Regulatory Affairs • Technology

BLACKROCK, INC. 2019 PROXY STATEMENT    19

ITEM 1: Election of Directors    |    Director Nominee Biographies

Ivan G. Seidenberg

Mr. Seidenberg retired as the Chairman of the board of Verizon Communications Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications Inc., Mr. Seidenberg was the Chairman and Chief Executive Officer of Bell Atlantic and NYNEX Corp. Mr. Seidenberg has been an Advisory Partner of Perella Weinberg Partners, a global independent advisory and asset management firm, since June 2012.

Qualifications

Mr. Seidenberg brings extensive executive leadership, technological, and operational experience to the Board from his tenure at Verizon Communications Inc., one of the world’s leading providers of communications services. Through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

Other Public Company Directorships (within the past 5 years)

•  Boston Properties, Inc. (2014 – 2016)

Age 72	Tenure 8 Years

Committees

• Executive

• Management Development & Compensation (Chair)

• Nominating & Governance

Qualifications

• Senior Executive & Corporate Governance

• Branding & Marketing

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

• Technology

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as its Chief Executive Officer from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights, business strategy, and integration to the Board.

Other Public Company Directorships (within the past 5 years)

•  Grupo Carso, S.A.B. de C.V. (1991 – present)

•  Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

•  Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V.

     (Chairman from 2012 – present)

•  Teléfonos de México, S.A.B. de C.V. (1995 – 2014)

Age 50	Tenure 7 Years

Committees

• Audit

• Management Development & Compensation

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

20    BLACKROCK, INC. 2019 PROXY STATEMENT

ITEM 1: Election of Directors    |    Director Nominee Biographies

Susan L. Wagner

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She currently serves as a director of Color Genomics (privately-held).

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

•  Apple Inc. (2014 – present)

•  Swiss Re Ltd. (2014 – present)

Age 57	Tenure 6 Years

Committees

• Nominating & Governance

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Risk Management & Compliance

Mark Wilson

Mr. Wilson served as the Chief Executive Officer of Aviva plc (Aviva), a multinational insurance company headquartered in the UK, from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as Chief Executive Officer of AIA Group Limited, a leading pan-Asian company. Mr. Wilson is recognized for his leadership on sustainability issues and is a member of the UN Business and Sustainable Development Commission. In addition, he is a member of the Development Board of the Royal Foundation for the Duke and Duchess of Cambridge and the Duke and Duchess of Sussex.

Qualifications

As the former Chief Executive Officer of Aviva, Mr. Wilson brings to the Board extensive experience in Europe and Asia and his operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development and sustainability.

Other Public Company Directorships (within the past 5 years)

•  Aviva plc (2013 – October 2018)

Age 52	Tenure 1 Year

Committees

• Risk

Qualifications

• Senior Executive & Corporate Governance

• Financial Services

• Global Business

• Public Company & Financial Reporting

• Public Policy & Government/ Regulatory Affairs

BLACKROCK, INC. 2019 PROXY STATEMENT    21

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We make an effort to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and updates them as necessary and appropriate.

Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management, director orientation and continuing education, director retirement, and the annual performance evaluations of the Board and Committees. The Corporate Governance Guidelines also directs that the Governance Committee consider the periodic rotation of Committee members and Committee Chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on Committees.

The full versions of our Corporate Governance Guidelines, Committee Charters and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / Our Firm / Investor Relations / Corporate Governance.”

22    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Our Corporate Governance Framework

BlackRock’s culture is vital to our success

BlackRock’s culture is a key differentiator of our strategy and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs. Our culture unifies the firm and helps to reinforce ethical behavior at all levels.

Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional. You can listen to Jeff Smith, our Global Head of Human Resources, talk about our approach during BlackRock’s 2018 Investor Day at www.ir.blackrock.com.

Our Board is deeply engaged in understanding the culture at BlackRock

We believe our Board should have a strong understanding of BlackRock’s culture, because that is the foundation for our Company’s strategic plans.

We believe our Board should be deeply engaged, provide informed and honest guidance and feedback, and maintain an open dialogue with management, based on a clear understanding of our strategic plans.

Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock.

Our directors have full and free access to all BlackRock officers and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

Our Board plays an active part in our talent development as well, dedicating at least one meeting per year to talent review, evaluating whether we have the right people in the right places to execute our long-term strategy, reviewing the results of Employee Opinion Surveys, and making certain we are developing others to fill key roles in the future. Building a generation of future leaders, open to both Board and external ideas, is vital to BlackRock’s long-term success. For more information, please refer to “BlackRock’s Approach to Human Capital Management” on page 34.

Twice a year, Board and Committee meetings are held outside of New York, including at least one set of meetings outside of the United States. These off-site meetings provide our directors with an opportunity to focus on reviewing of regional strategies, to meet with employees and management based outside of our New York corporate headquarters, and to engage with local clients and government officials. These meetings provide our directors with firsthand exposure to BlackRock’s corporate culture and how employees globally demonstrate BlackRock’s principles and purpose. In 2018, the Board travelled to Boston, Massachusetts and Tokyo, Japan.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. Members of the Governance Committee are briefed on significant trends and developments in corporate governance and regulatory issues, including briefings from BlackRock’s Investment Stewardship and Global Public Policy teams as well as feedback from shareholders. In 2018, we incorporated feedback from shareholders to enhance disclosure on how the Board oversees our Company’s corporate culture.

The partnership and oversight of a strong, experienced and multi-faceted Board with diverse perspectives in finance, industry, academia, technology and government is essential to creating long-term shareholder value.

BLACKROCK, INC. 2019 PROXY STATEMENT    23

Corporate Governance    |    Our Corporate Governance Framework

Beyond the Boardroom
On-site Visits to BlackRock Offices and BlackRock’s Technology Showcase

In addition to Board and Committee off-site meetings, members of our Board are encouraged to make on-site visits to other BlackRock offices. In 2018, the Audit Committee Chair visited with members of BlackRock’s Asia-Pacific audit and financial control groups in Tokyo, Japan.

Also in 2018, BlackRock inaugurated its “Meet the Board” program – a series of globally broadcast “fire-side” chats and town halls designed to give directors an opportunity to engage with employees directly and afford employees an opportunity to ask questions and get to know members of BlackRock’s Board. This year, five directors participated in the program. Additionally, several of our independent directors attended our 2018 Investor Day presentation and nearly the entire Board attended our 30th Anniversary celebrations in the Spring of 2018, where they engaged directly with, employees and members of the investor community, and heard first-hand how BlackRock is developing its brand and strategy in keeping with its core culture and principles. Finally, in November 2018, two of our independent directors visited our Palo Alto artificial intelligence laboratory to meet with local management and employees, tour our facilities, and expand their knowledge of BlackRock’s use of, and research relating to, artificial intelligence.

Our directors also attended a technology showcase led by BlackRock employees of all levels who specialize in technology development, as part of the Company’s tech2020 strategy, and experienced first-hand our technology and where it is leading us.

Director Orientation

Under the oversight of management and the Board, BlackRock provides each new director with an orientation program conducted over the course of the first three months of their tenure. Orientation includes the opportunity to rotate through each of the Board’s standing Committees and presentations by senior management to familiarize our new directors with BlackRock’s:

•   Financial position and strategic plans;

•   Significant financial, accounting and risk management issues;

•   Compliance programs, conflict policies, code of ethics and other controls; and

•   Our principal officers and internal and independent auditors.

Continuing Education

All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members. For example, members of our Audit Committee have participated in conferences and symposiums hosted by Deloitte and Ernst & Young.

Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management

Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary.

All directors are encouraged to meet with management outside of Board and Committee meetings and several directors have established informal mentoring relationships with key members of senior management.

24    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Our Board Leadership Structure

Our Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated, but believes the current combination of the two roles provides BlackRock with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company.

To further facilitate coordination with the independent directors and to ensure the exercise of independent judgment by the Board, the independent directors annually select one of the independent members to serve as the Lead Independent Director.

Under our Lead Independent Director Guidelines, the Lead Independent Director will be elected annually by BlackRock’s independent directors and serve until a successor is elected. Although elected annually, we generally expect the Lead Independent Director to serve for more than one year.

Our Lead Independent Director: Murry S. Gerber Serving Since 2017

The Role of the Lead Independent Director

Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•  In consultation with the Chairman and Committee Chairs, develops and approves the agenda for Board meetings and leads executive sessions.

•  At each executive session, facilitates discussion of the Company’s strategy, key governance issues (including succession planning), and the performance of BlackRock senior executives.

•  Serves as liaison between independent directors and the Chairman.

•  Focuses on Board effectiveness, performance and composition with input from the Governance Committee.

•  Oversees and reports on annual Board and Committee performance self-evaluations, in consultation with the Governance Committee.

•  Serves as the primary Board contact for shareholder engagement.

Executive Sessions

Executive sessions of non-management directors are held at most regularly scheduled Board meetings, and six executive sessions were held in 2018. Each session is chaired by the Lead Independent Director, who facilitates discussion of the Company’s strategy, key governance issues, succession planning and the performance of senior executives. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session is held for only those directors determined to be “independent,” within the meaning of the listing standards of the NYSE.

The full versions of our Lead Independent Director Guidelines, Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / Our Firm / Investor Relations / Corporate Governance”.

BLACKROCK, INC. 2019 PROXY STATEMENT    25

Corporate Governance    |    Board Evaluation Process

Board Evaluation Process

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To ensure their effectiveness, the Board and each Committee conduct comprehensive annual self-evaluations to identify and assess areas for improvements.

The evaluation process includes the following steps:

1 Questionnaires Tailored assessments are reviewed and updated by the Governance Committee Chair, the Lead Independent Director and Committee Chairs. These assessments focus on: Board and Committee performance, effectiveness and contributions to BlackRock: Board composition, Board processes, meeting dynamics and agendas: and access to resources and senior management. 2 Governance Committee Review The Governance Committee Chair, Lead Independent Director and Chairman review each directors responses to the questionnaires. They also share the results of the Committee evaluations with each of the respective Chairpersons of the Audit. MDCC and Risk Committees. 3 Individual Director Interviews The Chairman and/or the Lead Independent Director meet with each independent director on an individual basis to discuss Board, Committee and individual director performance and effectiveness. 4 Board Summary And Feedback The Chair of the Governance Committee along with the Chairman of the Board and Lead Independent Director provide the Board with a summary of the questionnaires and additional feedback received from individual directors annually in the fall or winter. 2018 Board Follow Up Actions Based on responses from the most recent self-assessment, senior management has increased the types of and time allocated to the Companys strategic topics presented to the Board.

26    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Board Refreshment

Board Refreshment

The Governance Committee is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board. This ongoing process includes:

Director Recruitment In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new Director candidates in conjunction with its recurring review of Board and Committee composition. Director Onboarding All new Directors participate in an extensive orientation program, enabling new directors to quickly enhance their strategic value to our board. Board Committee Rotation The Governance Committee also considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board Committees Board and Committee Evaluations Annual Board and Committee assessments help Identify director skills that would enhance Board effectiveness The Governance Committee actively engages in Board succession planning to anticipate the future needs of the Board and its Committees. Director Tenure and Mandatory Retirement Age To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers length of tenure when reviewing nominees. The average tenure of BlackRock's director nominees is approximately 7 years, while the average tenure for independent director nominees is approximately 5 years. The Board has established a mandatory retirement age of 75 years for Directors Our tenure and age-based retirement practices help the Board to anticipate future Board turnover.

BLACKROCK, INC. 2019 PROXY STATEMENT    27

Corporate Governance    |    Board Committees

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings and Members

The Board has five committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee. Below is a summary of our current Committee structure and membership information.

Member	Audit	Compensation	Governance	Risk	Executive

INDEPENDENT DIRECTORS

Mathis Cabiallavetta	●		●

Pamela Daley	●			●	●

Jessica P. Einhorn		●		●

William E. Ford	●	●

Fabrizio Freda			●

Murry S. Gerber (Lead Independent Director)	●		●		●

Margaret L. Johnson	●	●

Sir Deryck Maughan	●			●	●

Cheryl D. Mills		●	●

Gordon M. Nixon		●	●		●

Charles H. Robbins				●

Ivan G. Seidenberg		●	●		●

Marco Antonio Slim Domit	●	●

Susan L. Wagner			●	●

Mark Wilson				●

NON-INDEPENDENT DIRECTORS

Laurence D. Fink					●

Robert S. Kapito

William S. Demchak				●	●

Number of Meetings Held in 2018	14	9	7	6	0

● Chairperson

The Board met seven times during 2018. In 2018, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served, if any, during the period served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. Eighteen directors who were serving on the Board last year attended the 2018 Annual Meeting of Shareholders. Sir Deryck Maughan is retiring from the Board and will not be standing for re-election at the 2019 Annual Meeting of Shareholders.

28    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Board Committees

Board Committee Refreshment

The Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Committees. On March 15, 2018, the Board appointed Mr. Ford and Ms. Johnson to serve on the Audit and Compensation Committees. Mr. Ford brings CEO, global business and financial services expertise. Ms. Johnson brings business development, technology, investment and talent management expertise. On March 15, 2018, the Board also appointed Mr. Wilson to serve as a member of the Risk Committee. He brings expertise in global business, public policy and regulatory affairs as well as experience as a former CEO. On March 14, 2019, the Board appointed Ms. Wagner to serve as Chair of the Risk Committee and a member of the Audit and Executive Committees, each appointment effective May 23, 2019.

Outlined below are the Company’s Committees with brief descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee
Chair	Pamela Daley	Members(1)	Mathis Cabiallavetta William E. Ford	Murry S. Gerber Margaret L. Johnson	Sir Deryck Maughan Marco Antonio Slim Domit

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor, and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:

•   The progress and results of the internal audit program regularly, as provided by BlackRock’s Head of Internal Audit, and approves BlackRock’s internal audit plan;

•   External audit findings regularly, as provided by BlackRock’s independent registered public accounting firm, Deloitte LLP (“Deloitte”);

•   Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002 annually, as prepared by the Head of Financial Controls and presented by management;

•   The Company’s Risk Management program on an annual basis, as provided by BlackRock’s Chief Risk Officer;

•   Financial updates regularly, as provided by the Chief Financial Officer;

•   Cybersecurity updates, as provided by the Chief Information Security Officer;

•   Compliance updates, as provided by the Chief Compliance Officer;

•   Litigation, regulatory and material ethics matters regularly, as provided by BlackRock’s Chief Legal Officer; and

•   Risk matters addressed at the Risk Committee, as provided by the Chair of the Risk Committee.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee selects, reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and Deloitte.

The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Margaret L. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

(1)	Ivan G. Seidenberg served as a member of the Audit Committee until June 30, 2018.

BLACKROCK, INC. 2019 PROXY STATEMENT    29

Corporate Governance    |    Board Committees

Management Development & Compensation Committee
Chair	Ivan G. Seidenberg	Members(1)	Jessica P. Einhorn William E. Ford	Margaret L. Johnson Cheryl D. Mills	Gordon M. Nixon Marco Antonio Slim Domit

Role and Responsibilities

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;

•	Reviewing BlackRock’s executive compensation program and establishing the compensation framework of BlackRock’s executive officers;

•	Periodically reviewing and approving director compensation;

•	Reviewing, approving, recommending to the Board, or delegating to management, BlackRock’s benefits plans;
•	Providing oversight of BlackRock’s executive compensation program, and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;

•	Reviewing, assessing, and making reports and recommendations to the Board on BlackRock’s talent development and succession planning, with an emphasis on performance and succession at the highest management levels; and

•	Appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

The Board has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, qualifies as a “non-employee director” under applicable SEC rules and is an “outside director” within the meaning of the Internal Revenue Code.

Additional information on the Compensation Committee’s processes and procedures for consideration of NEO compensation is addressed in the “Compensation Committee Report” on page 52 and “Compensation Discussion and Analysis” beginning on page 53.

(1)	Sir Deryck Maughan and Murry S. Gerber served as members of the Compensation Committee until March 13, 2018 and June 30, 2018, respectively.

Nominating & Governance Committee

Chair	Gordon M. Nixon	Members	Mathis Cabiallavetta Fabrizio Freda	Murry S. Gerber Cheryl D. Mills	Ivan G. Seidenberg Susan L. Wagner

Role and Responsibilities

•	Recommending to the Board criteria for the selection of new directors to serve on the Board;

•	Identifying candidates qualified to become members of the Board;

•	Recommending to the Board the director nominees for the next annual meeting of shareholders;

•	Recommending to the Board members for each Committee;

•	Leading the Board in its annual review of the Board’s performance;
•	Evaluating and recommending to the Board corporate governance policies, practices, and guidelines applicable to the Company;

•	Overseeing BlackRock’s Related Persons Transaction Policy;

•	Reviewing the Company’s engagement with shareholders on governance matters, and considering shareholder proposals and proposed responses; and

•	Periodically reviewing corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company.

The Board has determined that each member of the Governance Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

30    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Board Committees

Risk Committee
Chair	Sir Deryck Maughan	Members(1)	Pamela Daley William S. Demchak	Jessica P. Einhorn Charles H. Robbins	Susan L. Wagner Mark Wilson

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management, and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•	Market risks from volatility in financial markets;

•	Contractually indemnified risks;

•	Credit risk of default by indemnified securities lending counterparties;

•	Operational risks from failed or inadequate processes relating to investment management processes, new products and services, third party relationships, model risk, and change;

•	The impact of firm-wide risk assessments including the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with our key risks;

•	Risks related to regulatory reform; and

•	Technology and cybersecurity risks relating to information security, business continuity/resiliency and system capacity.

Fiduciary Risks

•	Investment risks being taken on behalf of clients in their portfolios or accounts;

•	Risks of default by client counterparties; and

•	Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•	Reputational risk and any other areas of risk delegated to the Risk Committee by the Board.

The Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2018 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

(1)	Mathis Cabiallavetta and Gordon M. Nixon served as members of the Risk Committee until June 30, 2018.

Executive Committee

Chair	Laurence D. Fink	Members	Pamela Daley William S. Demchak	Murry S. Gerber Sir Deryck Maughan	Gordon M. Nixon Ivan G. Seidenberg

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law, the PNC Stockholder Agreement and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

BLACKROCK, INC. 2019 PROXY STATEMENT    31

Corporate Governance    |    Board Committees

Board and Committee Oversight of Strategy

The Board of Directors actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis our Global Head of Corporate Strategy previews the Board’s agenda, focusing on business reviews and the strategic topics for the coming year, with the Governance Committee and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business.

Board and Committee Oversight of Risk Management

Full Board

The Board has ultimate responsibility for oversight of BlackRock’s risk management activities.

The Risk, Audit, Compensation and Governance Committees assist the Board in fulfilling this important role.

The Committees report to the full Board at least 6 times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

Risk

Committee

Responsible for assessing and overseeing BlackRock’s levels of risk and risk management and related policies and processes in connection with fiduciary and enterprise risks and other areas of risk determined by the Board. Reflecting the increased importance of information security, the Risk Committee included cybersecurity as a recurring topic at each meeting during 2018.

Audit

Committee

Oversees the integrity of BlackRock’s financial statements and other disclosures, the effectiveness of the internal control environment, the internal audit function and the external auditors, and compliance with legal and regulatory requirements.

Compensation Committee Responsible for overseeing risks associated with BlackRock’s executive and employee compensation practices and the effective management of executive succession.	Governance Committee Oversees risks related to Board and Committee succession and other corporate governance policies and practices.

32    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Board Committees

Our Board Oversight of Cybersecurity

Our Board is actively engaged in the oversight of BlackRock’s cybersecurity and information security programs. Our Risk Committee receives reports on the Company’s cybersecurity program and developments in information security at each meeting from our Chief Information Security Officer. Additionally, on an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and information security program to a joint session of the Risk and Audit Committees.

Our global information security team, in collaboration with our technology risk team and independent third parties, assesses both risks and changes in the cyber environment and adjusts our cybersecurity program as needed.

Cybersecurity Highlights:

BlackRock employs an in-depth, multi-layer strategy of control programs including monitoring external and internal threats and events, managing access, facilitating use of appropriate authentication options, validating controls and programs by internal teams and independent third parties, and testing various compromise scenarios that are overseen by a global information security team.

BlackRock invests in threat intelligence and participates in financial services industry and government forums to improve both internal and sector cybersecurity defense.

BlackRock routinely performs penetration tests.

BlackRock’s cyber risk program incorporates external expertise.

Corporate Governance Practices and Policies

Director Independence

The Board determines annually the independence of directors in accordance with NYSE listing standards and applicable SEC rules. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock. The Board has adopted categorical standards to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The categorical standards provide that the following relationships are not material for such purposes:

•

Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•

Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

•

Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	Relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considered the relationships described under “Certain Relationships and Related Transactions.” Following its review, the Board has determined that Mses. Daley, Einhorn, Johnson, Mills and Wagner and Messrs. Alsaad, Cabiallavetta, Ford, Freda, Gerber, Nixon, Robbins, Seidenberg, Slim and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these directors and BlackRock are material under the NYSE listing standards. The Board had also previously determined that Sir Deryck Maughan, who was a director for all of 2018 and is not standing for re-election, was “independent.” Following the 2019 Annual Meeting of Shareholders, assuming all of the nominated directors are elected, BlackRock’s Board is expected to consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the NYSE listing standards.

Management Succession Planning

Our Board plays an integral oversight role in talent development and recognizes the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the Compensation Committee, dedicates at least one full meeting per year to talent to ensure BlackRock has the right people in place to execute our long-term strategic plans and appropriate succession for key individuals. The Board also works with the Compensation Committee to consider potential successors to the CEO in the event of an emergency or the CEO’s retirement. Our CEO recommends and evaluates potential successors for BlackRock’s top

BLACKROCK, INC. 2019 PROXY STATEMENT    33

Corporate Governance    |    Corporate Governance Practices and Policies

executives, along with a review of any development plans for these individuals. In the fourth quarter of 2017, we granted long-term incentive awards in the form of performance-based stock options to a select group of senior leaders who we believe will play critical roles in BlackRock’s future. We do not consider these awards to be part of our regular annual compensation. For more information about these awards, see “Performance-Based Stock Options” on page 62.

BlackRock’s Approach to Human Capital Management

BlackRock’s purpose to help our clients build better financial futures is fulfilled by our people. This is what informs our differentiated approach to talent and culture.

Each year, we set corporate objectives specifically related to talent and culture. We achieve these objectives through our commitment to fostering a unifying culture and encouraging innovation, ensuring that we are developing, retaining and recruiting the best talent, and incorporating inclusion and diversity into all levels of our organization.

Our Board plays a critical role in the oversight of talent and culture at BlackRock and devotes one full meeting annually to an in-depth review of the Company’s culture, talent development, retention and recruiting initiatives, inclusion and diversity strategy, leadership and succession planning, and employee feedback.

BlackRock’s talent initiatives are executed by our Human Capital Committee, which is comprised of fifty senior leaders who help design, drive, and sponsor everything we do around talent and culture in partnership with Human Resources.

Culture

As BlackRock transformed from an organization of 8 founders to more than 14,900 employees, a focus on autonomy and inclusion has helped foster a culture of emotional ownership and innovation among BlackRock employees around the world. Our culture is what unifies our employees across our diverse business model, ensures we are best positioned to serve our diverse clients globally and propels BlackRock’s continuous evolution. Our culture is rooted in four guiding principles, which you can read about on the back cover of this Proxy Statement.

Talent Development

It is the capabilities of our employees and our leaders that enable us to deliver for our clients, and we are focused on career development and total rewards programs that meet our employees’ needs. As we continue to grow, and our clients’ challenges become more complex, this focus becomes even more important.

We provide developmental opportunities for our employees through a robust set of formal and informal programs. The BlackRock Academies, for example, focus on enabling employees to build skills and thought leadership in specific facets of our business including client relationships, technology, investments, leadership and management and professional development. Knowing BlackRock Core is a set of resources and immersive experiences built around a series of Harvard Business School case studies about the Company that is designed to help employees explore our history and engage in shaping our future. Our leadership programs make a differentiated investment in our high potential, strong performing employees as we strive to deepen, enhance and diversify our leadership bench. These programs are intense, year-long experiences that include structured learning, assessments, external coaching, sponsorship, and hands-on work and provide a blend of full cohort, small group and individually tailored development.

We deliberately align employee incentives with the risk and performance frameworks of the firm. BlackRock’s Pay for Performance philosophy connects individual, business and company results to employee compensation, providing employees with opportunities to share in the firm’s growth and success. We offer employees a comprehensive Total Rewards package that meets the varying needs of our talent across the firm, including health and wellness, financial, educational and life management benefits. Also, we support employees in making an impact in their local communities and globally through environmental and social efforts that are meaningful to them.

Inclusion & Diversity

BlackRock is committed to cultivating and advancing diversity in all forms because we believe a wide range of perspectives is crucial to creating a richer culture for our employees and better results for our diversified global client base. We hold our businesses accountable for progress in inclusion and diversity. During our Quarterly Business Reviews, we have focused conversations with each business about its plans and progress and we report our progress against our inclusion and diversity initiatives regularly to our Board.

34    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Corporate Governance Practices and Policies

Employee Feedback

We value continuous dialogue with our employees about their experiences. We have several employee feedback mechanisms including our annual Employee Opinion Survey which has a more than 90% participation rate annually and provides us with actionable feedback for each team and for BlackRock as a whole, an annual People Manager Insights Survey which provides managers with upward feedback on how they are progressing against their expectations as managers and the BlackRock Jam, a 3-day online conversation with employees around the world. Our employees describe our culture in a way that aligns with our principles and we believe the high participation in the mechanisms reflects their belief that their responses will lead to action by management. We continue to build training programs and tools to help managers better understand metrics on talent and culture and create more diverse and inclusive teams. Our businesses use these metrics to make the day-to-day decisions that drive our talent and culture initiatives across the organization.

Accountability

Employee feedback and metrics on talent and diversity initiatives are shared with and reviewed by the Board on a regular basis. Moreover, senior leaders are held accountable for progress on diversity through bonus pool allocations and individual compensation decisions.

The Board and Compensation Committee routinely engage with senior leadership on talent and culture. Talent and culture is included in the Organizational Strength component of our NEO (and broader senior leadership) compensation. For more information on organizational strength, see “2018 NEO Compensation and Performance Summaries” beginning on page 66. Talent and culture are integral to BlackRock’s success and its mission to generate long-term shareholder value. As such, BlackRock is committed to a diverse and inclusive workforce, and our Board works with management to provide oversight on culture, succession planning, employee development, recruiting and diversity and inclusion.

BlackRock Public Policy Engagement and Political Participation Policies

As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “Insights – Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policy makers and advocacy on public policy issues is coordinated by our Global Public Policy Group. Members of the Global Public Policy Group work closely with BlackRock’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value, and facilitate responsible economic growth.

The head of the Global Public Policy Group is a member of BlackRock’s Global Executive and Operating Committees and regularly briefs these committees on our public policy priorities and related advocacy efforts. BlackRock’s Chief Legal Officer and the head of the Global Public Policy Group regularly brief both the Board’s Risk and Governance Committees to keep directors apprised of, and engaged in, BlackRock’s legislative and regulatory priorities and advocacy initiatives. The Global Public Policy Group and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade organizations and industry groups. The principal trade associations that we belong to are the Investment Company Institute, the Asset Management Group of the Securities Industry and Financial Markets Association, the European Fund and Asset Management Association and the Investment Association. BlackRock makes payments to these organizations, including membership fees and/or dues. However, BlackRock does not control these entities and may not always be aware of the entities’ activities. We recognize that these organizations and groups represent numerous other companies and there may be instances where their positions on certain issues diverge from those of BlackRock.

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

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Corporate Governance    |    Corporate Governance Practices and Policies

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under United States federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the United States are governed by Municipal Securities Rulemaking Board Rule G-37, SEC Rule 206(4)-5 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications, and does not currently engage in “grassroots lobbying” or support or oppose ballot initiatives. Information about BlackRock’s lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act, is publicly available at https://www.senate.gov/legislative/lobbying.

BlackRock maintains a federal political action committee (“PAC”) that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The PAC makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with this policy and all relevant laws governing political contributions in the United States. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues that need to be addressed.

Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including but not limited to executive compensation, corporate governance policies, and corporate sustainability practices. Our directors have also engaged directly with shareholders during the last two years. BlackRock also routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences, and web communications. We share our shareholder feedback and trends and developments about corporate governance matters with our Board and its Committees as we seek to enhance our governance and sustainability practices and improve our disclosures. Additionally, 4 of our independent directors attended our 2018 Investor Day presentation.

Also see “Compensation Discussion and Analysis” beginning on page 53 for a discussion of our compensation related shareholder engagement initiatives and our historical say-on-pay vote results.

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 40 East 52nd Street New York, New York 10022

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Company and Sites / Investor Relations / Corporate Governance / Governance Overview / Contact Our Board of Directors”, you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

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Corporate Governance    |    Communications with the Board

BlackRock’s Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established for reporting certain matters to the Audit Committee.

Shareholders are encouraged to visit the “Our Firm / Investor Relations / Corporate Governance / Governance Overview” page of the BlackRock website at www.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

2018 Director Compensation

Directors receive compensation, including retainers and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as a director of a large global investment firm. The goal of our director compensation program is to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to align the interest of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, having a value equivalent to $375,000 (over four times the annual board retainer) within five years of being elected to the Board.

The Compensation Committee is responsible for reviewing director compensation periodically and making recommendations to the Board. The Compensation Committee also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 64.

How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION	STOCK/EQUITY OWNERSHIP REQUIREMENT
The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units.

All independent directors are required to own shares valued at a minimum of $375,000 (over four times the annual board retainer) within five years of being elected to the Board. All directors have met or are on track to meet this requirement.

Director Compensation – Changes for 2018

The Compensation Committee engaged its independent compensation consulting firm, Semler Brossy, to conduct a competitive market study of its director compensation program for 2018. Based on the study’s findings, and in light of increasing demands and engagement from our Board, the Compensation Committee determined it was appropriate to simplify and modify its director compensation program effective as of the 2018 Annual Meeting of Shareholders. The compensation program changes included:

•	Increasing the Annual Retainer to $85,000, while no longer requiring a portion be received in common stock;

•	Increasing the Annual Equity Grant of deferred stock units to $240,000 (beginning with the 2019 Annual Equity Grant);

•	Increasing the annual fee for service as Lead Independent Director to $100,000;

•	Eliminating fees paid for attendance at Board and Committee meetings; and

•	Adjusting the payments awarded for Committee service. The Committee Annual Retainers for 2018 were approved as follows:

•	$40,000 for the Chair and $25,000 for the members of the Audit Committee; and

•	$30,000 for the Chairs and $15,000 for the members of Compensation, Governance and Risk Committees.

BLACKROCK, INC. 2019 PROXY STATEMENT    37

Corporate Governance    |    2018 Director Compensation

The modifications to total director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our directors with the performance of the firm in addition to promoting long-term shareholder interests.

2018 Elements of Director Compensation

For services provided in 2018 prior to the date of the 2018 Annual Meeting of Shareholders, each independent director received an Annual Retainer paid quarterly in arrears at an annualized rate of $75,000, as well as Committee Annual Retainers paid quarterly in arrears at the following annualized rates: $30,000 for Chair, and $15,000 for members, of the Audit Committee; $20,000 for Chair, and $10,000 for members, of the Compensation Committee; and $15,000 for Chairs, and $5,000 for members, of the Governance and Risk Committees. Our Lead Independent Director received an additional Annual Retainer paid quarterly in arrears at an annualized rate of $40,000. Each independent director also received Board and Committee Meeting Fees of $1,500 and $1,000 respectively, paid quarterly in arrears. At least one-third ($25,000 at the annualized rate) of the Annual Retainer for services provided through the 2018 Annual Meeting of Shareholders was required to be paid in the form of BlackRock common stock. In addition, each independent director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her Annual Retainer and Committee Annual Retainers in excess of such amount.

For services provided in 2018 on and after the date of the 2018 Annual Meeting of Shareholder, each independent director received an Annual Retainer paid quarterly in arrears at an annualized rate of $85,000, as well as Committee Annual Retainers paid quarterly in arrears at the following annualized rates: $40,000 for Chair, and $25,000 for members of, the Audit Committee; and $30,000 for Chairs, and $15,000 for members of, the Compensation, Governance and Risk Committees. Our Lead Independent director received an additional Annual Retainer paid quarterly in arrears at an annualized rate of $100,000. In addition, each independent Director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her Annual Retainer and Committee Annual Retainers.

In addition, deferred stock units valued at $175,000 were granted on the last business day of the first quarter of 2018. Beginning with the 2019 Annual Equity Grant, the deferred stock units will be valued at $240,000. These deferred stock units are fully vested on the date of grant and are generally settled in shares of BlackRock common stock on the earlier of the third anniversary of the date of grant and the date the director ceases to be a member of the Board. Directors also have a right to elect, no later than December of the prior calendar year, to receive their annual retainers or annual equity grant in the form of deferred stock units that are fully vested on the date of grant and are settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date. Dividend equivalents accrue with respect to deferred stock units and are paid in the form of cash on the settlement date.

The following table shows the elements of director compensation provided by BlackRock for services on and after the date of the 2018 Annual Meeting of Shareholders.

Director Compensation Element[1]	Payment or Value of Equity

Board Service(2)			Board Service Annual Payments Cash/Equity
Annual Retainer(3)	$ 85,000
Annual Equity Grant(4)	$240,000	deferred stock units

Lead Independent Director	$100,000

Committee Service(2)
Committee Annual Retainers	Chair	Member
Audit Committee	$ 40,000	$ 25,000
Compensation Committee	$ 30,000	$ 15,000
Governance Committee	$ 30,000	$ 15,000
Risk Committee	$ 30,000	$ 15,000

(1)

Director Compensation elements reflect the changes to the compensation program effective as of the 2018 Annual Meeting of Shareholders, provided that the requirement to receive one-third ($25,000 at the annual rate) of the annual retainer in stock continued through the 2018 Annual Meeting of Shareholders.

(2)

Directors have the right to elect to receive their annual retainers in the form of BlackRock common stock. Directors also have a right to elect, no later than December of the prior calendar year, to receive their annual retainers or annual equity grant in the form of deferred stock units that are fully vested on the date of grant and are settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

(3)

Retainers are paid in January, April, July and October, based on service during the prior quarter. New Board members rotating through Committees receive one general Committee retainer. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

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Corporate Governance    |    2018 Director Compensation

(4)

Annual award granted on the last business day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board. The 2018 award was valued at $175,000, as it was granted prior to the changes effective as of the 2018 Annual Meeting of Shareholders. Beginning with the award granted on the last business day of the first quarter in 2019, the annual equity grant will be valued at $240,000.

2018 Total Director Compensation

Directors in 2018 who were also employees of BlackRock or designees of PNC are not listed in the below table because they did not receive compensation for serving as directors or Committee members. In 2018, directors who were not employees of BlackRock or PNC each received the amounts set forth in the below table and were also reimbursed for reasonable travel and related expenses. Each director who received compensation had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainer. In addition, each director who received compensation had the right to elect to receive their annual retainer or annual equity grant in the form of deferred stock units that settle in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

2018 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Abdlatif Y. Al-Hamad(4)	29,325	187,422	216,747

Mathis Cabiallavetta	120,174	187,422	307,596

Pamela Daley	129,556	187,422	316,978

Jessica P. Einhorn	105,021	187,422	292,443

William E. Ford(5)	90,092	187,422	277,514

Fabrizio Freda	86,676	187,422	274,098

Murry S. Gerber	195,133	187,422	382,555

James Grosfeld(4)	33,859	187,422	221,281

Margaret Johnson(5)	93,863	187,422	281,285

Deryck Maughan	130,916	187,422	318,338

Cheryl D. Mills	105,624	187,422	293,046

Gordon M. Nixon	125,034	187,422	312,456

Charles H. Robbins	87,175	187,422	274,597

Ivan G. Seidenberg	133,274	187,422	320,696

Marco Antonio Slim Domit	118,278	187,422	305,700

Susan L. Wagner	94,483	187,422	281,905

Mark Wilson(5)	81,287	187,422	268,709

(1)

Includes fees paid in cash and shares of common stock granted on March 31, June 30, September 30 and December 31, 2018, respectively, based on closing market prices on such dates of $541.72, $499.04, $471.33 and $392.82, respectively, awarded at the election of the director in lieu of all or a portion of his or her board annual retainer. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Al-Hamad – $29,325; Mr. Cabiallavetta – $31,967; Ms. Daley – $129,556; Ms. Einhorn – $19,353; Mr. Ford – $90,092; Mr. Freda – $86,676; Mr. Grosfeld – $33,859; Ms. Johnson – $20,975; Mr. Maughan – $130,916; Mr. Nixon – $125,034; Mr. Robbins – $87,175; Mr. Seidenberg – $133,274; Mr. Slim – $118,278; Ms. Wagner – $19,353; and Mr. Wilson – $16,733.

(2)

Includes the annual grants to each director of 323 deferred stock units of BlackRock with a grant date fair value of $175,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2018 Form 10-K. As of December 31, 2018, each non-employee director held the following outstanding deferred stock units: 1,443 deferred stock units for Mr. Seidenberg; 1,431 deferred stock units for Ms. Daley; 1,359 deferred stock units for Mr. Slim; 1,333 deferred stock units for Mr. Nixon; 1,244 deferred stock units for Mr. Gerber;1,219 deferred stock units for each of Messrs. Cabiallavetta, Freda, Maughan, Ms. Einhorn, Ms. Mills and Ms. Wagner; 466 deferred stock units for Mr. Ford; 344 deferred stock units for Mr. Wilson; and 323 deferred stock units for Ms. Johnson and Mr. Robbins. Messrs. Al-Hamad and Grosfeld did not have any deferred stock units outstanding as their units were settled upon retirement from the Board.

BLACKROCK, INC. 2019 PROXY STATEMENT    39

Corporate Governance    |    2018 Director Compensation

(3)

Prior to the 2018 Annual Meeting of Shareholders, all directors were required to receive $25,000 of their annual retainer in the form of common stock. This includes the fees granted in shares of common stock on March 31 and June 30, 2018 based on closing market prices on such dates of $541.72 and $499.04, respectively, awarded in respect of the requirement. The entire expense for these awards was recorded on the date of grant. For retainers paid on and after the date of the 2018 Annual Meeting of Shareholders. there is no requirement for a portion to be delivered in common stock.

(4)	Messrs. Al-Hamad and Grosfeld retired from the Board effective May 23, 2018.

(5)	Messrs. Ford and Wilson and Ms. Johnson joined the Board effective March 15, 2018.

40    BLACKROCK, INC. 2019 PROXY STATEMENT

Corporate Governance    |    Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 15 and 18, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Geraldine Buckingham age 41

Senior Managing Director, has been Head of Asia Pacific since February 2019. From 2014 to 2019, Ms. Buckingham served as Global Head of Corporate Strategy. In this role, Ms. Buckingham was responsible for helping BlackRock develop and implement long-term goals, and respond to the competitive financial services landscape. Prior to joining BlackRock in 2014, Ms. Buckingham was a partner with McKinsey & Company’s financial services practice based in New York.

Robert L. Goldstein age 45

Senior Managing Director, has been Chief Operating Officer since 2014 and has been the Head of BlackRock Solutions, which leverages the Company’s unique risk analytics capabilities and capital markets insights to deliver unbiased advice and expertise to other institutions, since 2009. Mr. Goldstein led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 52

Senior Managing Director, has been Global Head of Multi-Asset Strategies and Global Fixed Income since 2018. Mr. Kushel was the Head of Multi-Asset Strategies from 2016 to 2018, the Chief Product Officer and Head of Strategic Product Management from 2014 to 2016, the Deputy Chief Operating Officer of BlackRock from 2012 to 2014, the Head of the Portfolio Management Group of BlackRock from 2010 to 2012, and the Chairman of BlackRock’s International platform from 2009 to 2010. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 53

Senior Managing Director, has been Head of EMEA since 2017. Ms. Lord also chairs the EMEA Executive Committee and is the Global Executive Sponsor of the Women’s Initiative Network. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Mark S. McCombe age 53

Senior Managing Director, has been Head of Americas since 2017. Previously, he served as Global Head of BlackRock Alternative Investors. Mr. McCombe served as the Global Head of BlackRock’s Institutional Client Business from 2014 to 2016 and as the Chairman of BlackRock Alternative Investors from 2014 to 2017. He was the Chairman of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for HSBC from 2010 to 2012.

Christopher J. Meade age 50

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Gary S. Shedlin age 55

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin served as the Co-Head of the Financial Institutions Group at Lazard Ltd.

Jeffrey A. Smith, Ph.D. age 48

Senior Managing Director, has been Global Head of Human Resources of BlackRock since 2009. In this capacity, Mr. Smith supports and advises the business, and the Board, on all aspects of its investment in people and culture and the management of organizational change. Mr. Smith’s service with the firm dates back to 2006, including his years with Barclays Global Investors (“BGI”), which merged with BlackRock in 2009. At BGI, Mr. Smith was Global Head of Human Resources.

Mark Wiedman age 48

Senior Managing Director, has been Head of International and of Corporate Strategy since January 2019. From 2011 to 2019, Mr. Wiedman served as Global Head of iShares and Index Investments. Mr. Wiedman joined BlackRock in 2004 to help start what became the Financial Markets Advisory Group. Prior to joining BlackRock, he was Senior Advisor to the Under Secretary for Domestic Finance at the U.S. Treasury and a management consultant at McKinsey & Company.

BLACKROCK, INC. 2019 PROXY STATEMENT    41

Ownership of BlackRock

Common and Preferred Stock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2019 by:

•	Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;

•	Each of BlackRock’s directors and nominees;

•	Each of the executive officers named in the 2018 Summary Compensation Table; and

•	All of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2019, through the exercise of any option, warrant or right. All fractional shares have been rounded to the nearest whole number.

42    BLACKROCK, INC. 2019 PROXY STATEMENT

Ownership of BlackRock Common and Preferred Stock    |    Common Stock

As of March 31, 2019, there were 154,500,315 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)		Percent of common stock outstanding	Deferred/ Restricted Stock Units(2)	Total

The PNC Financial Services Group, Inc. and affiliates	34,047,710	(3)	21.59%	–	34,047,710	(3)

One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222

The Vanguard Group, Inc.	8,888,309	(4)	5.63%	–	8,888,309	(4)

100 Vanguard Blvd. Malvern, PA 19355

Capital World Investors (U.S.)	8,053,967	(5)	5.10%	–	8,053,967	(5)

333 South Hope Street 55th Floor Los Angeles, CA 90071

Bader M. Alsaad	–		*	–	–

Mathis Cabiallavetta(6)	6,297		*	1,337	7,634

Pamela Daley	3,068		*	1,337	4,405

William S. Demchak	1,200		*	0	1,200

Jessica P. Einhorn	2,415		*	1,337	3,752

Laurence D. Fink	987,046		*	19,459	1,006,505

William E. Ford	9,299		*	881	10,180

Fabrizio Freda	3,716		*	1,337	5,053

Murry S. Gerber	39,604		*	1,337	40,941

Robert L. Goldstein	34,184		*	9,299	43,483

Margaret L. Johnson	100		*	881	981

Robert S. Kapito(6)	369,823		*	15,517	385,340

J. Richard Kushel(6)	163,157		*	8,017	171,174

Sir Deryck Maughan	15,177		*	1,337	16,514

Cheryl D. Mills	2,252		*	1,337	3,589

Gordon M. Nixon	825		*	1,337	2,162

Charles H. Robbins	418		*	881	1,299

Ivan G. Seidenberg	12,817		*	1,337	14,154

Gary S. Shedlin	17,497		*	7,021	24,518

Marco Antonio Slim Domit	3,520		*	1,337	4,857

Susan L. Wagner	476,765		*	1,337	478,102

Mark Wilson	59		*	881	940

All directors and executive officers as a group (28 persons)(6)	2,196,318		1.42%	110,836	2,307,154

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested/unsettled RSUs and unvested stock options.

(2)	Does not include BPIP awards.

(3)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 1, 2019.

(4)	Based on the Schedule 13G of The Vanguard Group, Inc. filed on February 11, 2019.

(5)	Based on the Schedule 13G of Capital World Investors filed on February 13, 2019.

(6)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

Preferred Stock

As of March 31, 2019, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”). As of March 31, 2019, PNC owned all issued and outstanding shares of our Series B Preferred Stock.

BLACKROCK, INC. 2019 PROXY STATEMENT    43

Section 16(a) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based on copies of such reports and representations from these reporting persons, we believe that in 2018, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements.

44    BLACKROCK, INC. 2019 PROXY STATEMENT

Certain Relationships and

Related Transactions

PNC and its Subsidiaries

As of March 31, 2019, PNC beneficially owned approximately 22.0% of BlackRock’s common stock outstanding and 22.4% of BlackRock’s capital stock, which includes outstanding common stock and non-voting preferred stock.

William S. Demchak, Chairman, President and Chief Executive Officer of PNC, serves as a director of BlackRock. Although PNC has a right to, and reserves the right to do so under the PNC Stockholder Agreement, PNC has elected not to appoint a second director to the Board at this time. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Chief Administrative Officer of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2018 totaled $2.1 million.

BlackRock provides risk management advisory and technology services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $9.2 million for 2018. BlackRock also recorded revenue of $2.7 million related to non-discretionary trading services.

BlackRock incurred expenses of $1.6 million to PNC affiliates in 2018 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2018. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with these loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In these cases, BlackRock may be responsible for payment of fees incurred in excess of these caps and amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

BLACKROCK, INC. 2019 PROXY STATEMENT    45

Certain Relationships and Related Transactions    |    PNC and its Subsidiaries

PNC Stockholder Agreement

BlackRock is a party to the PNC Stockholder Agreement, which governs PNC’s ownership interests in and relationship with BlackRock. BlackRock and PNC are also parties to a registration rights agreement. The following table describes certain key provisions of the PNC Stockholder Agreement as amended and restated.

Share Ownership

The PNC Stockholder Agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•   An acquisition which would result in PNC holding more than the PNC ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•   Any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•   Any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•   Any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•   Being a member of a “group”, as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•   Selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board;

•   Any proposal to seek representation on the Board of BlackRock except as contemplated by the PNC Stockholder Agreement;

•   Any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•   Any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The PNC Stockholder Agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities to BlackRock that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

46    BLACKROCK, INC. 2019 PROXY STATEMENT

Certain Relationships and Related Transactions    |    PNC and its Subsidiaries

Transfer Restrictions

PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions, which would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal

PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation: The PNC Stockholder Agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders such that the Board will consist of no more than 19 directors:

•   Not less than two nor more than four directors who will be members of BlackRock management;

•   Two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause the second PNC designee to resign and the number of PNC designees shall be reduced to zero; and

•   The remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Chief Administrative Officer of PNC, is the PNC observer.

Voting Agreement: PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals: Under the PNC Stockholder Agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•   Appointment of a new Chief Executive Officer of BlackRock;

•   Any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•   Any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•   Any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•   Except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•   Any amendment to BlackRock’s certificate of incorporation or Bylaws;

BLACKROCK, INC. 2019 PROXY STATEMENT    47

Certain Relationships and Related Transactions    |    PNC and its Subsidiaries

•   Any matter requiring shareholder approval pursuant to the rules of the NYSE; or

•   Any amendment, modification or waiver of any restriction or prohibition on any significant shareholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees: Consistent with applicable laws, rules and regulations, the Audit Committee, the Compensation Committee and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC Stockholder Agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions

The PNC Stockholder Agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination of the PNC Stockholder Agreement

The PNC Stockholder Agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Transactions with BlackRock Directors, Executive Officers and Other

Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved by a majority of the uninterested members of the Governance Committee or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board, the Chairperson of the Governance Committee may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	The related person’s relationship to BlackRock and his or her interest in the transaction;

•	The benefits to BlackRock;

•

The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of comparable products or services that would avoid the need for a related person transaction; and

•	The terms of the transaction and the terms available to unrelated third parties or to employees generally.

48    BLACKROCK, INC. 2019 PROXY STATEMENT

Certain Relationships and Related Transactions    |    Transactions with BlackRock Directors, Executive Officers and Other Related Parties

PNC Approval Process

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures detailed in the PNC Stockholder Agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “— PNC and its Subsidiaries” and “— PNC Stockholder Agreement”, were reviewed with the Board at the time of entering into such transactions.

BLACKROCK, INC. 2019 PROXY STATEMENT    49

Management Development

& Compensation Committee

Interlocks and Insider

Participation

The members of the Compensation Committee during 2018 were Mses. Einhorn, Johnson and Mills and Messrs. Ford, Gerber (until June 30, 2018), Grosfeld (until May 23, 2018), Maughan, Nixon, Seidenberg (Chairperson) and Slim. No member of the Compensation Committee was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served as a:

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of BlackRock;

•	Director of another entity, one of whose executive officers served on the Compensation Committee of BlackRock; or

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

50    BLACKROCK, INC. 2019 PROXY STATEMENT

Item 2:

Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

We are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 74, as well as our “Compensation Discussion and Analysis” beginning on page 53.

Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board Recommendation

The Board of Directors recommends you vote "FOR" the approval of the compensation of our NEOs.

BLACKROCK, INC. 2019 PROXY STATEMENT    51

Management Development

& Compensation

Committee Report

Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2018

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Ivan G. Seidenberg, Chair

Jessica P. Einhorn

William E. Ford

Margaret L. Johnson

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

52    BLACKROCK, INC. 2019 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis (“CD&A”) provides shareholders with information about BlackRock’s business and 2018 financial performance, our disciplined compensation approach and 2018 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer	Robert S. Kapito President	Robert L. Goldstein Chief Operating Officer	J. Richard Kushel Global Head of Multi-Asset Strategies and Global Fixed Income	Gary S. Shedlin Chief Financial Officer

BLACKROCK, INC. 2019 PROXY STATEMENT    53

Compensation Discussion and Analysis    |    1. Introduction

1.

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	Evaluate our executive compensation philosophy, policies and practices;

•	Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	Cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2018 Annual Meeting of Shareholders, the say-on-pay advisory vote received majority support, with 89% of the votes cast in favor of our executive compensation policies, practices and determinations. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

As in prior years, we engaged shareholders in advance of this year’s annual meeting to incorporate their views as we continue to enhance our compensation programs.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	Generate differentiated organic growth;

•	Leverage our scale for the benefit of clients and shareholders; and

•	Return capital to shareholders on a consistent and predictable basis.

Organic Growth Operating Leverage Capital Management EPS Growth

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment, portfolio construction and technology solutions to help meet their objectives, we are able to build our business by adding new assets under management (“AUM”) and technology offerings, resulting in Organic Revenue growth.(1)

BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits clients and shareholders. We take advantage of scale in numerous areas of our business including through our index-based investment strategies, brand spend, technology platform, including our Aladdin business, and our external vendor relationships.

Investing for the long-term is a key element of our strategy. Our diversified platform, in terms of styles, products, client types and geographies, enables us to generate stable cash flow through market cycles, positioning BlackRock to invest for future growth and consistently return capital to our shareholders. For more details, refer to “Business Outlook” on page 34 of our 2018 Form 10-K.

During 2018, we returned $3.6 billion to our shareholders through a combination of share repurchases and dividends.

(1)

Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such given year.

54    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    BlackRock 2018 Performance

BlackRock 2018 Performance(1),(2)

BlackRock’s 2018 results reflect the investments we have made over time to leverage our scale and optimize our strategic positioning. We generated $124 billion of net inflows for the full year, representing 2% organic growth, delivered revenue growth, expanded our operating margin and returned $3.6 billion to shareholders, despite meaningful headwinds in the asset management industry. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2018 remain strong and are detailed in Part I, Item 1 — Business of our 2018 Form 10-K.

Differentiated Organic Growth

Organic asset growth of 2% and record technology services revenue in 2018 contributed to continued revenue growth

•	Total net inflows of $124 billion, despite meaningful headwinds for the asset management industry. Long-term net inflows of $123 billion reflected 2% organic asset growth, compared to large cap asset management peers who saw on average -1% organic asset decay;

•	Technology services revenue grew 19% year-over-year to a record $785 million, led by continued momentum in Aladdin and our digital wealth technology; and

•	Total revenue increased 4% from 2017 to $14,198 million.

2018 Organic Asset Growth Revenue ($M)

Operating Leverage

We continued to strategically invest in our business, targeting areas where we see the highest future growth potential, while simultaneously expanding our Operating Margin by 20 bps

•	Operating income, as adjusted, of $5,531 million was up 5% versus 2017, reflecting our commitment to optimize organic growth in the most efficient way possible; and

•	Compensation and benefits expense, as adjusted, as a percent of net revenue was 34.4%, representing a decrease of 110 bps from 2017, while G&A expense increased 13% year-over-year, reflecting higher planned levels of technology, data, and marketing spend as well as “non-core” items detailed on page 46 of our 2018 Form 10-K.

Operating Income ($M) (as adjusted) Operating Margin (as adjusted)

Consistent Capital Return

$3.6 billion returned to shareholders in 2018, up 30% from 2017

•	Annual dividend of $12.02 per share reflected an increase of 20% from $10.00 in 2017; and

•	$1.7 billion of outstanding shares were repurchased in 2018, driving a reduction in net share count of 3.5 million shares.

Share Buyback ($M) Cash Dividend per share ($)

Earnings Growth

Diluted earnings per share, as adjusted, of $26.93 increased 20% versus 2017

•	Execution of our shareholder value framework—differentiated organic growth, Operating Margin expansion and consistent repurchases—in 2018, and a lower effective tax rate, drove a 20% increase in earnings per share.

Net Income (as adjusted) ($M) Earnings per share (as adjusted) ($M)

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)

Results for 2016 and 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(3)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

BLACKROCK, INC. 2019 PROXY STATEMENT    55

Compensation Discussion and Analysis    |    Our Compensation Framework

Our Compensation Framework

Our compensation program for NEOs includes base salary, annual incentive awards (cash and deferred equity), and long-term performance-based incentive awards.

Pay and Performance Alignment for NEOs – Total Incentive Award Determination

In 2018, the Compensation Committee extended our total compensation framework, that in previous years applied only to our CEO and President, to cover all NEOs. Under this program, the Compensation Committee assesses each NEO’s performance individually, based on the three categories below. Each category is assigned a weighting factor, with 50% of the award opportunity dependent on BlackRock’s financial performance, 30% dependent on BlackRock’s business strengths, and 20% dependent on BlackRock’s organizational strengths.

At the beginning of the year, the Compensation Committee and management engaged in a rigorous review and approval of objectives for the CEO, President, and other NEOs. The objectives deliver on BlackRock’s shareholder value framework and commitment to serving client needs holistically and through market cycles. Throughout the year, the Compensation Committee received updates on the performance against these goals and objectives. At the end of the year, the Compensation Committee assesses each NEO’s performance against the objectives, while considering internal performance measures and peer group comparisons.

The Compensation Committee’s performance assessment is directly related to each NEO’s total incentive outcome, which includes all variable pay (annual discretionary cash award, annual discretionary deferred equity award, and long-term equity awards). Based on the Compensation Committee’s performance assessment, total incentive awards can range from 0% to 125% of the prior year’s total incentive pay.

Once the total incentive award is determined, the Compensation Committee determines the appropriate mix between cash, deferred equity, and long-term equity. For all NEOs, at least half of their total incentive award is delivered through equity. Additionally, for Messrs. Fink and Kapito, at least half of their equity awards are delivered through the BPIP Awards, which are contingent on future financial or other business performance requirements in addition to share price performance.

Each NEO, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. For the NEO performance assessments, please refer to the section “2018 NEO Compensation and Performance Summaries” on page 66.

Financial Performance	Business Strength	Organizational Strength

•  Net New Business

•  Net New Base Fees

•  Organic Revenue Growth

•  Operating Income, as adjusted(1)

•  Operating Margin, as adjusted(1)

•  Diluted EPS, as adjusted(1)

•  Total Shareholder Return and P/E Multiple

	• Deliver Superior Client Experience • Drive Organization Discipline • Lead in a Changing World	• Drive High Performance • Build a More Diverse and Inclusive Culture • Develop Great Managers and Leaders

Performance Assessment	Total Incentive Percentage Outcome(2),(3)

Far Exceeds	110%-125%

Meets/Exceeds	90%-110%

Partially Meets	60%-90%

Does Not Achieve	0%-60%

(1)	For reconciliation with GAAP, please see Annex A.

(2)	Total incentive includes the NEO’s annual discretionary cash award, annual discretionary deferred equity award and long-term equity award.

(3)	2018 total incentive compensation is calculated using 2017 total incentive outcome multiplied by performance incentive percentage.

56    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    NEO Total Annual Compensation Summary

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2018 total annual compensation outcomes for each NEO, as outlined in the table below.

		2018 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (TAC)	% change in TAC vs. 2017	Performance Assessment

Laurence D. Fink	$1,500,000	$7,750,000	$4,250,000	$10,500,000	$24,000,000	(14%)	Partially Meets

Robert S. Kapito	$1,250,000	$6,250,000	$3,500,000	$ 8,000,000	$19,000,000	(14%)	Partially Meets

Robert L. Goldstein	$ 500,000	$2,950,000	$2,000,000	$ 2,400,000	$ 7,850,000	(4%)	Meets/Exceeds

J. Richard Kushel	$ 500,000	$2,712,500	$1,762,500	$ 1,700,000	$ 6,675,000	(5%)	Meets/Exceeds

Gary S. Shedlin	$ 500,000	$2,475,000	$1,525,000	$ 1,950,000	$ 6,450,000	(5%)	Meets/Exceeds

The amounts listed above as “2018 Annual Incentive Award: Deferred Equity” and “Long-Term Incentive Award (BPIP)” were granted in January 2019 in the form of equity and are separate from the cash award amounts listed above as “2018 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2018 Summary Compensation Table on page 77 reports equity in the year granted, but cash in the year earned.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2018 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity (including the portion of the annual incentive awards granted in RSUs and the portion granted under the BPIP Awards) are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.

(2)

The value of the 2018 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2018 annual incentive awards was converted into RSUs by dividing the award value by $410.315, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2019.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 59.

BLACKROCK, INC. 2019 PROXY STATEMENT    57

Compensation Discussion and Analysis    |    Pay-for-Performance - CEO

Pay-for-Performance - CEO

The graph below reflects BlackRock’s financial growth as well as CEO total compensation decisions during the period from 2009 to 2018. We strive to keep pay decisions aligned with performance.

58    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    2. Our Compensation Program

2.

Our Compensation Program

Compensation Program Objectives

Our compensation program is designed to:

•	Appropriately allocate BlackRock’s profitability between shareholders and employees;

•	Determine overall compensation based on a combination of firm, business area and individual employee performance;

•

Align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	Discourage excessive risk-taking; and

•	Attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
Base Salary Cash	To provide competitive fixed compensation based on knowledge, skills, experience, and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities. In 2018, with the assistance of the Compensation Committee’s independent compensation consultant, Semler Brossy, a competitive review of our CEO and President base salaries was completed. It was determined that the base salary amounts, as part of total compensation, were low compared to peers and large financial services firms. As a result, Mr. Fink’s base salary was increased to $1,500,000 and Mr. Kapito’s base salary was increased to $1,250,000. These adjusted salaries make up less than 10% of their 2018 total compensation.

Annual Incentive Award

Cash and Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a fixed number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the
vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business unit / function performance.

Deferred equity component aligns compensation with
multi-year shareholder outcomes.

Annual incentive award determinations do not rely on a specific formula. A variety of factors are considered to determine the size of the CEO, President and other NEOs’ annual incentive awards. The Compensation Committee considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter of each year and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 63.

For Messrs. Fink and Kapito, the Compensation Committee determines the appropriate pay mix between cash and equity for their annual incentive awards. For the other NEOs, annual incentive awards are subject to deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of the total award and increasing to 70% of the total award for the portion of the bonus in excess of $10 million.

(1)

For 2018 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $410.315, which represented the average of the high and low prices per share of common stock of BlackRock on January 17, 2019.

BLACKROCK, INC. 2019 PROXY STATEMENT    59

Compensation Discussion and Analysis    |    Compensation Elements

Element/How it is Paid	Purpose	Description

Long-Term Incentive Award

BlackRock Performance Incentive Plan (BPIP)

(Performance-Based RSUs)

Terms:

The target BPIP Award value is converted into a base number of RSUs using a conversion price.(1)

The final number of RSUs delivered at settlement is variable based on certain financial metrics achieved over a three-year performance period.

Dividend equivalents accumulate during the vesting period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of awards to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.

While no specific formulas or weights are used to determine the size of long-term incentive awards, the Compensation Committee considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts. See “Compensation Determination Process” beginning on page 63.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on the level of attainment of pre-established Organic Revenue and operating margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue and operating margin, as adjusted, below a threshold level of performance over a three-year performance period.

(1)

For 2018 BPIP Awards, the award value was converted into a number of RSUs by dividing the award value by $410.315, which represented the average of the high and low prices per share of BlackRock common stock on January 17, 2019.

BlackRock Performance Incentive Plan (BPIP)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance.

In January 2015, the Compensation Committee approved BPIP Awards, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input, and market trends. BPIP was designed to further align compensation with management’s long-term creation of shareholder value.

Each NEO was granted a BPIP Award in January 2016, 2017 and 2018 as part of the individual’s incentive compensation for their 2015, 2016 and 2017 performance, respectively. Similarly, a portion of each NEO’s incentive compensation for 2018 was in the form of a BPIP Award granted in January 2019. In addition to recognizing an NEO’s performance in the prior year, the BPIP Awards are intended to incentivize continued performance and long-term focus over a multi-year period. The January 2019 BPIP grants (for 2018 performance) are described in further detail below. BlackRock is focused on achieving the right balance of investing to drive future growth in Organic Revenue, and the impact those investments have on our expense base and operating margin, as adjusted.

BPIP Awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on the attainment of specified levels of Organic Revenue and operating margin, as adjusted, over a three-year performance period.

60    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    BlackRock Performance Incentive Plan (BPIP)

BPIP Financial Metrics

BPIP is tied to two key drivers of shareholder value – Organic Revenue and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•   Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such given year.

•   Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

Similar to previous BPIP Awards, the January 2019 BPIP Awards have a three-year performance period that commenced on January 1, 2019 and end on December 31, 2021. Each BPIP Award consists of a “base” number of RSUs granted to the recipient. Distributions will be in the form of common stock.

BPIP Award Determination

For the January 2019 BPIP Awards, the number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the January 2019 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s annual average Organic Revenue and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be extrapolated.

A summary version of the matrix for the January 2019 BPIP Awards is set forth below.

2018 BPIP Award Determination Matrix

	3-yr Average Organic Revenue ($M)

3-yr Average Op Margin, as Adjusted	<=0	250	450	650	>=850

>=49.0%	100%	118%	133%	149%	165%

47%	83%	107%	122%	138%	154%

45.0%	67%	94%	111%	127%	143%

43.0%	50%	78%	100%	116%	133%	Target Level

41.0%	33%	61%	83%	105%	122%

39.0%	17%	44%	67%	92%	111%

<=37.0%	0%	28%	50%	75%	100%

If target level performance is achieved (i.e., during the three-year performance period, BlackRock has average annual Organic Revenue equal to $450 million and average annual Operating Margin, as adjusted, equal to 43.0%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period, BlackRock has zero or negative average Organic Revenue and average Operating Margin, as adjusted, of 37.0% or less, then the participant will not be entitled to a distribution of any shares under his or her 2019 BPIP Award.

If during the three-year performance period, BlackRock were to deliver average Organic Revenue of $550 million and average Operating Margin, as adjusted, of 43.0%, then a participant receiving a BPIP Award valued at $2 million in January 2019 would receive a distribution of 5,264 shares, or 108% of the base number of RSUs granted. Outlined below is an example of how this above-target level achievement would be calculated.

BLACKROCK, INC. 2019 PROXY STATEMENT    61

Compensation Discussion and Analysis    |    BlackRock Performance Incentive Plan (BPIP)

January 2019 BPIP Grant: Example

BPIP Award Value	$2,000,000

For Performance Year 2018 and in anticipation of continued performance and long-term focus over a multi-year period

Conversion Price	$410.315

The average of the high and low prices per share of common stock of BlackRock on January 17, 2019 (the grant date)

Base number of units granted	4,874

Determined by dividing the dollar value of the recipient’s award by the conversion price	($2,000,000 / $410.315)

Hypothetical Performance Results	$550M

Jan 1, 2019 to Dec 31, 2021 (3-year) average Organic Revenue	(i.e., above target)

Jan 1, 2019 to Dec 31, 2021 (3-year) average Operating Margin, as adjusted	43.0% (i.e., at target)

Resulting Award Payout (%) Based on Award Determination Matrix	108%

Resulting Award Payout (Number of units)	5,264

Base number of units granted x Award Payout (%)	(4,874 x 108%)

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the performance period, BlackRock delivered average Organic Revenue equal to or greater than $850 million and average Operating Margin, as adjusted, equal to or greater than 49.0%). The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units.

Performance-Based Stock Options

BlackRock has a robust leadership plan that is reviewed regularly by the Compensation Committee and the full Board, including ongoing succession planning and development initiatives for the senior leadership team. In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. We did not grant performance-based stock options to any of our NEOs in 2018 and we do not consider these awards to be part of our regular annual compensation determinations.

62    BLACKROCK, INC. 2019 PROXY STATEMENT

    Compensation Discussion and Analysis    |    3. Compensation Determination Process

3.

Compensation

Determination Process

Compensation Timeline and Process

The Compensation Committee structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

January-March Review annual budget and operating goals Set annual CEO goals and objectives Determine BPIP award determination matrix for new three-year performance cycle March-December Receive and review Management's reporting of year-to-date financial performance relative to peers, goals and market context Receive and review Management's reporting of progress toward business and organizational objectives Review market compensation trends and other intelligence, including Consultant reports Receive the CEO's performance reviews for all individual NEOs against business goals and objectives January of following year Review Company year-end financial and operating performance, with reference to goals, peers, and market context Determine final total incentive award amounts for the CEO, President and NEOs based on financial performance, business strength and organizational strength, supported by performance measures. Determine equity awards with consideration of full-year NEO performance assessments Ensure compensation outcomes that reflect commitment to aligning pay with performance, and to awarding pay packages that are more than 90% performance-based and "at risk" January March Review annual budget and operating goals. Engage with management in a rigorous review and approval of annual objectives for the CEO, President and other NEOs, which include nancial performance objectives, business strengths objectives and organizational strength objectives. Determine BPIP award determination matrix for new three-year performance cycle. REVIEW Compensation Committees Pay Determination Processes (aligning performance and pay decisions) APPROVE January of following year Review Company year-end nancial and operating performance, with reference to goals, peers, and market context. Determine and approve total incentive award amounts (0-125% of total incentive from the previous year) for the CEO, President and other NEOs based on performance assessment. Ensure compensation outcomes reflect a commitment to aligning pay with performance, and to awarding pay packages that are performance-based and at risk. EVALUATE March December Review Managements reporting of YTD financial performance relative to peers, goals and market context. Review Managements reporting of progress toward business and organizational objectives. Review market compensation trends and other intelligence, including Compensation Consultant reports. Assess CEO, President and other NEOs performance based on nancial performance (50%), business strengths (30%) and organizational strengths (20%).

BLACKROCK, INC. 2019 PROXY STATEMENT    63

Compensation Discussion and Analysis    |    Competitive Pay Positioning – Market Data

Competitive Pay Positioning – Market Data

Management engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. Management used McLagan surveys to evaluate BlackRock’s competitive position overall, as well as by functional business and by title and make comparisons on an individual NEO basis, where survey data was available and appropriate.

Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.

The Compensation Committee reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant

In 2018, the Compensation Committee continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the Compensation Committee and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee.

A representative from Semler Brossy met with the Compensation Committee in formal Committee meetings and at key points throughout the year to provide objective advice to the Compensation Committee on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the Compensation Committee in executive sessions throughout the year to discuss compensation practices and industry pay trends.

Peer Group Composition

The Compensation Committee, with assistance from Semler Brossy, reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the Compensation Committee considers companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market cap perspective. Our peer group reflects our current scale, business and strategic priorities.

2018 PEER GROUP

Affiliated Managers Group Ameriprise Financial Bank of New York Mellon Charles Schwab	Franklin Resources Goldman Sachs Invesco Morgan Stanley	Northern Trust State Street T. Rowe Price Group

As previously noted, the McLagan analyses, which include both publicly traded companies as well as private companies in a variety of industries and sectors, offer additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

64    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    Risk Assessment of Compensation Plans

Risk Assessment of Compensation Plans

Our employee compensation program is structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to BlackRock may be inherent in compensation programs. The Board reviews BlackRock’s executive compensation program annually to ensure that it is structured so as not to unintentionally promote excessive risk taking. As a result of this annual review, we believe that the compensation plans are appropriately structured and do not pose risks that could have a materially adverse effect on BlackRock.

The Compensation Committee considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels; and

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk-taking; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management, and advisory services.

The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

BLACKROCK, INC. 2019 PROXY STATEMENT    65

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

4.

2018 NEO Compensation and Performance Summaries

Linking Pay and Performance

Here we provide the 2018 NEO performance assessments and total incentive award decisions

As outlined in “Our Compensation Framework” on page 56, the Compensation Committee extended the total compensation framework, that in previous years applied to only our CEO and President, to include all NEOs for 2018. Under this revised framework, each NEO is assessed against financial performance objectives (50%), business strength objectives (30%) and organizational strength objectives (20%). The performance assessments have a direct link to the total incentive outcome (annual discretionary cash award, annual discretionary deferred equity award, and long-term equity awards) for each NEO.

66    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Laurence D. Fink Chairman and CEO	2018 Compensation

Responsibilities:

Mr. Fink develops and guides BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$1,500
	Annual Incentive Award – Cash	$7,750
	Annual Incentive Award – Equity	$4,250
	Long-Term Incentive Award	$10,500
	Total Annual Compensation	$24,000

Overall Assessment: Partially Meets

In 2018, BlackRock expanded operating margin, executed on key strategic initiatives, made significant progress towards inclusion and diversity objectives, and outperformed our Traditional LC Peers,(2) in light of a difficult market environment. Nonetheless, due to BlackRock’s financial performance relative to expectations and underperformance in alpha-generating products, the Compensation Committee’s assessment resulted in a Partially Meets determination. Based on the performance assessment, the Compensation Committee set Mr. Fink’s 2018 total compensation at $24 million, down 14% from 2017.

Compensation Scorecard

Performance Category	Performance Highlights			Assessment

Financial Performance

•  Under Mr. Fink’s leadership, BlackRock generated organic growth, increased year-over-year revenue, expanded operating margin and grew EPS in 2018, despite meaningful headwinds in the asset management industry.

•  Deep client relationships and a solutions-based approach drove long-term organic asset growth of 2% in 2018, compared to large cap asset management peers, which saw organic decay on average.

•  Under Mr. Fink’s leadership, BlackRock was able to generate consistent growth and financial results despite market volatility, once again resulting in a 50% P/E multiple premium versus large cap asset management peers at 2018 year end.

				Partially Meets
	Measures	BlackRock Performance
		2017	2018
	Net New Base Fee Growth	7%	2%
	Operating Income, as adjusted(1) ($m)	$5,269	$5,531
	Year-over-year change	+13%	+5%
	Operating Margin, as adjusted(1)	44.1%	44.3%
	Year-over-year change	+30bps	+20bps
	Diluted Earnings Per Share, as adjusted(1)	$22.49	$26.93
	Year-over-year change	+17%	+20%
	Share Price Data	BlackRock	Traditional LC Peers(2) Average
	NTM P/E Multiple(3)	14.2x	9.3x
	Annual appreciation/depreciation	-24%	-31%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(3)

 Next Twelve Months (“NTM”) P/E multiple refers to the Company’s share price as of December 31, 2018 divided by the consensus estimate of the Company’s expected  earnings over the next 12 months. Sourced from Factset.

(2)	Traditional LC Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Eaton Vance, Invesco, Legg Mason and T. Rowe Price.

BLACKROCK, INC. 2019 PROXY STATEMENT    67

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
Business Strength

Deliver Superior Client Experience

•  Long-term performance remains strong over the 3-yr and 5-yr period, although there were 1-year performance pressures across the alpha-seeking investments platform.

•  In a difficult market environment, Mr. Fink led BlackRock’s increased focus on providing holistic, client-centric solutions through innovative portfolio construction across its diverse platform.

•  Mr. Fink met with over 300 strategic clients, sharing insights from his engagements with institutions, governments and central banks around the world. He oversaw the progress against strategic initiatives, through both organic and inorganic investments, to position BlackRock for long-term growth. He continues to serve BlackRock and its clients as a thought leader in the broader financial services industry.

Partially Meets

Drive Organization Discipline

•   Mr. Fink oversaw progress of our strategic initiatives, through both organic and inorganic investment, that support BlackRock’s long-term growth drivers and innovative investment solutions, including the acquisitions of Citibanamex Asset Management and Tennenbaum Capital Partners.

•   With Mr. Fink’s engagement, BlackRock Global iShares generated 10% organic growth for 2018 and maintained the #1 market share of ETF AUM and net flows globally.

Lead in a Changing World

•   In partnership with Mr. Goldstein, Mr. Fink advanced BlackRock’s tech2020 strategy and delivered a 19% increase in technology services revenue year-over-year.

•   He oversaw the expansion of BlackRock’s technology portfolio with minority investments in Acorns and Envestnet and continued investment in Aladdin Wealth and digital distribution tools like Advisor Center, iRetire and Cachematrix.

•  Mr. Fink continued to exemplify strong execution of long-term strategy and sustainability standards, overseeing the expansion of the BlackRock Investment Stewardship team to adapt to a variety of political, economic, and regulatory changes shaping the financial services industry on behalf of our clients.

Organizational Strength

Drive High Performance

•   As Chairman and CEO, Mr. Fink drove performance excellence through the Global Executive Committee, emphasizing the importance of differentiation and meritocracy.

•  Mr. Fink led the ongoing build out of the BlackRock Academies, a suite of tailored learning platforms designed to build mastery of key subject areas among employees, to improve talent development, and better serve clients.

Meets/Exceeds

Build a More Diverse and Inclusive Culture

•   Mr. Fink fostered a collaborative and inclusive culture through employee engagement initiatives such as the firm’s Knowing BlackRock program and diverse range of affinity networks.

•  He drove expanded representation of female and ethnically diverse employees across BlackRock in 2018.

•  Under Mr. Fink’s leadership, as measured by BlackRock’s 2018 Employee Opinion Survey, employee engagement remains strong, with strong positive scores in engagement (83%), enablement (71%), and satisfaction (79%).

Develop Great Managers and Leaders

•  Mr. Fink continued to drive the Company’s succession planning, refreshing succession plans for more than 100 key roles through a robust, peer-reviewed process and further deepened focus on executive development.

68    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Robert S. Kapito President	2018 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$1,250
	Annual Incentive Award – Cash	$6,250
	Annual Incentive Award – Equity	$3,500
	Long-Term Incentive Award	$8,000
	Total Annual Compensation	$19,000

Overall Assessment: Partially Meets

Mr. Kapito’s assessment reflects the same positive overall firm performance as Mr. Fink’s with the additional emphasis on operational processes across the firm, as well as investment performance and diversity objectives. Nonetheless, due to BlackRock’s financial performance relative to expectations and underperformance in alpha-generating products, the Compensation Committee’s assessment resulted in a Partially Meets determination. Based on the performance assessment, the Compensation Committee set Mr. Kapito’s 2018 total compensation at $19 million, down 14% from 2017.

Compensation Scorecard

Performance Category	Performance Highlights				Assessment
Financial Performance					Partially Meets

•  Mr. Kapito’s operational responsibility for BlackRock’s distribution channels and client-facing businesses contributed to BlackRock’s positive organic growth. His day-to-day oversight of the firm was instrumental in expanding BlackRock’s Operating Margin.

•  Mr. Kapito’s operational responsibility for BlackRock’s distribution channels and client-facing businesses contributed to BlackRock’s positive organic asset growth of 2%.

•  His day-to-day oversight of the firm was instrumental in expanding BlackRock’s operating margin.

	Measures		2017	2018
	Operating Income, as adjusted(1) ($m)		$5,269	$5,531
	Year-over-year change		+13%	+5%
	Operating Margin, as adjusted(1)		44.1%	44.3%
	Year-over-year change		+30bps	+20bps
	Diluted Earnings Per Share, as adjusted(1)		$22.49	$26.93
	Year-over-year change		+17%	+20%

Business Strength

Deliver Superior Client Experience

•   Mr. Kapito continued to oversee initiatives to drive investment performance. Despite more recent underperformance in the alpha-generating platform, delivered strong long-term performance over the 3-yr and 5-yr period.

•   Mr. Kapito’s deep relationships with intermediary partners resulted in several strategic alliances with distribution partners to expand investment offerings to clients.

					Partially Meets
	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	48%	69%	82%
	Tax-Exempt Fixed Income	47%	71%	76%
	Fundamental Equity	50%	67%	78%
	Systematic Equity	32%	83%	93%

Drive Organization Discipline

•   Mr. Kapito, in partnership with Mr. Kushel, created the Client Portfolio Solutions group to deliver holistic investment outcomes for clients.

•   Mr. Kapito played a pivotal role in driving BlackRock’s investment growth strategy, including the acquisition of Tennenbaum Capital Partners to enhance BlackRock’s private credit capabilities.

Lead in a Changing World

•   Mr. Kapito emphasized the importance of leveraging data and analytics to develop differentiated solutions across BlackRock’s alpha-seeking and index strategies. He led the focus on developing differentiated sustainable investment solutions, with BlackRock now managing approximately $500bn of AUM and positioned as the largest provider of sustainable ETFs.

(1) Amounts	are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

BLACKROCK, INC. 2019 PROXY STATEMENT    69

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
Organizational Strength

Drive High Performance

•   Mr. Kapito exemplified BlackRock’s high performance culture by emphasizing the importance of differentiation through performance assessments and appropriately rewarding individuals for their impact.

Meets/Exceeds

Build a More Diverse and Inclusive Culture

•   Mr. Kapito helped drive the increased representation of female and ethnically diverse employees across BlackRock, launching a firm-wide initiative to broaden the talent pool of diverse investors, build inclusive teams, and grow world class investment professionals.

Develop Great Managers and Leaders

•   Mr. Kapito drove a strong and diverse pipeline of BlackRock leaders, launching new cohorts of Enterprise Leadership Acceleration at BlackRock and the Women’s Leadership Forum, internal development programs designed to build a strong and diverse pipeline of BlackRock leaders.

70    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Robert L. Goldstein COO	2018 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the Company’s investment, client, risk analytics, technology and operating functions have the necessary connectivity, coordination and scalable processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions business, delivering investment and risk analytics technology to clients.

Along with Mr. Kapito, Mr. Goldstein co-chairs the BlackRock Global Operating Committee. With Mr. Shedlin, he also co-chairs the Planning, Budgeting and Alignment Committee, which is responsible for developing the Company’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award – Cash	$2,950
	Annual Incentive Award – Equity	$2,000
	Long-Term Incentive Award	$2,400
	Total Annual Compensation	$7,850

Overall Assessment: Meets/Exceeds

Mr. Goldstein played a critical role in driving BlackRock’s financial results in 2018. As COO, he contributed to the expansion of BlackRock’s operating margin by 20 basis points, and as Head of BlackRock Solutions, drove record technology services revenue. The Compensation Committee’s assessment resulted in a Meets/Exceeds determination, and based on the performance assessment, the Compensation Committee set Mr. Goldstein’s total compensation at $7.85 million, down 4% from 2017.

Performance Category	Performance Highlights	Assessment
Financial Performance

•  In his role as COO, Mr. Goldstein played a pivotal role in expanding BlackRock’s operating margin by 20 basis points, while continuing to invest in strategic growth areas.

•  He continued to lead and streamline the business review and budgeting processes, while reducing organizational tax and driving connectivity.

•  As the Head of BlackRock Solutions, Mr. Goldstein’s leadership resulted in full-year technology services revenue of $785 million, representing a 19% increase year-over-year.

•  He continued to invest in expanding technology solutions, positioning BlackRock as the most comprehensive partner to wealth managers.

•  Mr. Goldstein established multiple strategic partnerships to explore innovative technology and retirement solutions.

Meets/Exceeds

Business Strength

•  As COO, Mr. Goldstein played a pivotal role in several firm-wide strategic initiatives, driving efficiencies through improvements to our Data platform, Alternatives platform, and internalizing research.

•  As the Head of BlackRock Solutions, Mr. Goldstein drove material progress through tech2020 projects, including the establishment of Data Science Core and the Lab for Artificial Intelligence.

•  He continued to make significant investments in digital wealth and distribution technologies, including the launch of Aladdin:Next focused on re-architecting Aladdin’s foundation and core platform.

•  In partnership with Mr. Fink, Mr. Goldstein led the expansion of our technology portfolio with minority investments in Acorns, the country’s fastest growing micro investing tool, and Envestnet, a leading provider of technology-enabled, web-based investment solutions and services to financial advisors.

Meets/Exceeds

Organizational Strength

•  Mr. Goldstein successfully drove inclusion and diversity in the BlackRock Solutions business, exceeding the female representation target for 2018 through new hires and promotions.

•  He upgraded the firm’s technology talent through several key senior hires to oversee the long-term focus on Digital Wealth, Data Science and Artificial Intelligence.

•  Mr. Goldstein continued to elevate the technology platform through organizational changes and development of key talent, re-organizing Aladdin to focus on Platform and Product Engineering.

Meets/Exceeds

BLACKROCK, INC. 2019 PROXY STATEMENT    71

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

J. Richard Kushel Head of Multi-Asset Strategies and Global Fixed Income	2018 Compensation

Responsibilities:

As Global Head of Multi-Asset Strategies (“MAS”) and Global Fixed Income (“GFI”), Mr. Kushel is responsible for the firm’s multi-asset and global fixed income products, asset allocation, and client portfolio solutions capabilities.

As Global Head of MAS and GFI, Mr. Kushel oversees management of a variety of balanced funds and bespoke mandates for a diversified client base that leverages broad investment expertise in global equities, bonds, currencies and commodities and BlackRock’s extensive risk management capabilities.

He was previously Chief Product Officer and Global Head of Strategic Product Management from 2012 to 2016.

	(Thousands)
	Base Salary	$500

	Annual Incentive Award – Cash	$2,713

	Annual Incentive Award – Equity	$1,763

	Long-Term Incentive Award	$1,700

	Total Annual Compensation	$6,675

Overall Assessment: Meets/Exceeds

Mr. Kushel played a critical role in driving BlackRock’s financial results in 2018. Mr. Kushel assumed leadership of the GFI business, in addition to his responsibilities as Global Head of MAS. He improved net new business in each of the businesses he led, and in partnership with Mr. Kapito, created the BlackRock Client Portfolio Solutions group. The Compensation Committee’s assessment resulted in a Meets/Exceeds determination, and based on the performance assessment, the Compensation Committee set Mr. Kushel’s total compensation at $6.68 million, down 5% from 2017.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Mr. Kushel successfully led the MAS and GFI businesses, improving net new business versus large cap asset management peers, particularly in Municipal Bonds, Unconstrained Funds, and Factor Investing.

•   He continued to drive strong growth for GFI and MAS, with each business generating $79bn and $17bn in net new business, respectively (representing 4% organic growth in each).

•   He oversaw strong long-term performance in fixed income, with 82% and 76% of taxable and tax-exempt assets, respectively, above benchmark or peer median for the 5-year period.

Meets/Exceeds

Business Strength

•   Mr. Kushel continued to develop a vision for the MAS and GFI businesses, focusing on institutional opportunities and expanded product offerings.

•   Mr. Kushel grew the Multi-Asset income franchise, particularly in the Global Tactical Asset Allocation strategies business, where BlackRock tactically allocates across global markets and asset classes while deploying risk to thematic insights.

•   Upon assuming leadership of the GFI team, Mr. Kushel simplified the organizational structure along four core business lines - Fundamental Fixed Income, Systematic Fixed Income, Municipal Fixed Income, and CorePM / Index.

•   In partnership with Mr. Kapito and Mark McCombe, Head of Americas, Mr. Kushel led the creation of BlackRock’s Client Portfolio Solutions group to bring together BlackRock’s full platform and expertise to construct holistic portfolios for clients.

•   Mr. Kushel oversaw progress in Factor-Based investments, a strategic focus area for BlackRock, and deepened the integration across the investments platform.

Meets/Exceeds

Organizational Strength

•   Mr. Kushel successfully enhanced the organizational and leadership structure, while continuing to focus on making progress in inclusion and diversity across the groups. He continues to play a leadership role in advancing BlackRock’s culture and diversity agenda through small-group roundtables and sponsoring the Black Professionals Network.

•   Mr. Kushel drove a high performance culture, and upgraded talent across MAS, GFI, and the newly formed Client Portfolio Solutions groups.

Meets/Exceeds

72    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    4. 2018 NEO Compensation and Performance Summaries

Gary S. Shedlin CFO	2018 Compensation (Thousands)

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including resource and capital allocation, and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations, and corporate development.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the Planning, Budgeting and Alignment Committee, which is responsible for developing the Company’s budget, evaluating new initiatives aimed at driving growth, and achieving strategic objectives of the Company.

	Base Salary	$500

	Annual Incentive Award – Cash	$2,475

	Annual Incentive Award – Equity	$1,525

	Long-Term Incentive Award	$1,950

	Total Annual Compensation	$6,450

Overall Assessment: Meets/Exceeds

Mr. Shedlin played a critical role in driving BlackRock’s financial results in 2018. As CFO, he contributed to the expansion of BlackRock’s operating margin by 20 basis points and executed several targeted transactions to drive future growth. The Compensation Committee’s assessment resulted in a Meets/Exceeds determination, and based on the performance assessment, the Compensation Committee set Mr. Shedlin’s total compensation at $6.45 million, down 5% from 2017.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Mr. Shedlin played a pivotal role in strategic and financial planning that resulted in expansion of BlackRock’s operating margin, while simultaneously investing for future growth.

•   He drove BlackRock’s capital management strategy, including returning approximately $3.6 billion of cash to shareholders in 2018, an increase of over 30% relative to 2017.

•   Mr. Shedlin oversaw the allocation of balance sheet capital to position BlackRock for future growth. BlackRock allocated $1.2 billion of new seed or co-investment capital to products in 2018, resulting in a net increase to the total portfolio of approximately $500 million.

•   Mr. Shedlin oversaw the successful adoption of three new accounting standards, including a new revenue recognition standard which resulted in a $1 billion gross up to revenue and expenses.

Meets/Exceeds

Business Strength

•   Mr. Shedlin executed several targeted transactions to drive future growth, including the completion of the Citibanamex Asset Management and Tennenbaum Capital Partners acquisitions, selling BlackRock’s minority interest in the DSP businesses, and executing minority investments in Acorns and Envestnet.

•   He successfully partnered with enterprise leaders to drive strategic initiatives and optimize resource allocation across the firm.

•   Mr. Shedlin optimized a variety of treasury and tax management projects, including the repatriation of non-US cash, Brexit planning, and the annual share repurchase program.

•   Mr. Shedlin led BlackRock’s outreach to key investors and financing partners, including hosting BlackRock’s 2018 Investor Day, with nearly 200 in-person attendees (covering 43% of total shares outstanding); and 250+ shareholders and other external constituents via webcast.

Meets/Exceeds

Organizational Strength

•   Mr. Shedlin continued to raise the bar for performance and emphasized inclusion across the Finance organization.

•   Mr. Shedlin continued to strengthen the leadership bench and provide growth opportunities for high potential talent.

•   He improved enablement across the Finance organization, emphasizing the importance for increased recognition and feedback from managers.

•   Mr. Shedlin expanded representation of female and ethnically diverse employees within the Finance function, and drove gender diversity of the Finance leadership team through upward mobility and key hires.

Meets/Exceeds

BLACKROCK, INC. 2019 PROXY STATEMENT    73

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

5.

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

Review pay and performance alignment;

  No employment agreements or guaranteed compensation arrangements with our NEOs;

  No arrangements with our NEOs providing for automatic
single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

  No dividends or dividend equivalents on unearned Restricted Stock (“RS”) or RSUs;

  No dividend equivalents on stock options or stock
appreciation rights;

  No repricing of stock options;

  No cash buyouts of underwater stock options;

  No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

  No supplemental retirement benefit arrangements with our NEOs; and

  No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan’’).

Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

Require a one-year minimum vesting for awards granted under our Stock Plan, subject to limited exceptions;
Maintain robust stock ownership and retention guidelines for GEC members;
Maintain trading policies that:

•  Prohibit all employees from short selling BlackRock securities;

•  Prohibit Section 16 officers and directors from pledging BlackRock securities as collateral for a loan (among other items);

•  Prohibit Section 16 officers and directors from engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities;

Limit perquisites;
Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 65;
Solicit an annual advisory vote on executive compensation in order to provide shareholders with a frequent opportunity to give feedback on compensation programs; and
Annually review the independence of the Compensation Committee’s independent compensation consultant.

74    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from BlackRock equity awards. The Compensation Committee monitors the progress made by our GEC in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more members of our GEC.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2018, all of our NEOs exceeded the stock ownership guidelines.

Prohibition on Hedging and Pledging BlackRock Securities

BlackRock has a policy that prohibits the hedging or pledging of BlackRock securities by BlackRock’s Section 16 officers and Directors. Pursuant to this policy, BlackRock’s Section 16 officers and directors are prohibited from:

•	Using BlackRock securities as collateral in a margin account;

•	Pledging BlackRock securities as collateral; or

•	Engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits, and retirement savings vehicles in which all eligible employees may participate. Our NEOs also have the option to participate in a comprehensive health exam offered to our executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards pursuant to the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

Our NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

Perquisites and other benefits available to our NEOs, such as financial planning, investment opportunities and personal use of travel services are considered a reasonable part of the executive compensation program. A financial planning perquisite is offered to our NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. Our NEOs reimburse BlackRock for a portion of the cost of personal airplane services.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. The compensation attributed to each of our NEOs for 2018 for perquisites is described in footnote (4) to the “2018 Summary Compensation Table” on page 77.

BLACKROCK, INC. 2019 PROXY STATEMENT    75

Compensation Discussion and Analysis    |    5. Compensation Policies and Practices

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any executive officers subject to Section 162(m) (the “Covered Employees”) to $1 million during any fiscal year unless such compensation qualifies as “performance-based” (although this exception was severely limited beginning in 2018, as described below). Historically, the Company administered its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintained the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its shareholders.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million is generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the Covered Employees include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition relief rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Company may avail itself of this transition relief rule. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company and its shareholders, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its shareholders.

76    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

Executive Compensation Tables

The following 2018 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	Performance-Based Option Awards (Fair Value Awards) ($)(3)	All Other Compensation ($)(4)	Total ($)
Laurence D. Fink Chairman and Chief Executive Officer	2018	$1,500,000	$7,750,000	$17,049,844	—	$243,500	$26,543,344
	2017	$900,000	$10,000,000	$16,599,733	—	$243,500	$27,743,233
	2016	$900,000	$8,000,000	$16,379,581	—	$193,250	$25,472,831

Robert S. Kapito President	2018	$1,250,000	$6,250,000	$13,140,275	—	$201,694	$20,841,969
	2017	$750,000	$8,125,000	$12,834,775	—	$274,675	$21,984,450
	2016	$750,000	$6,500,000	$12,149,508	—	$224,425	$19,623,933

Robert L. Goldstein Senior Managing Director and Chief Operating Officer	2018	$500,000	$2,950,000	$4,425,029	—	$55,280	$7,930,309
	2017	$500,000	$3,275,000	$3,999,470	$10,460,528	$54,500	$18,289,498
	2016	$500,000	$2,850,000	$3,899,900	—	$49,425	$7,299,325

J. Richard Kushel Global Head of Multi-Asset Strategies and Global Fixed Income	2018	$500,000	$2,712,500	$3,600,293	—	$50,455	$6,863,248
	2017	$500,000	$2,950,000	$3,509,763	$7,845,347	$49,425	$14,854,535
	2016	$500,000	$2,490,000	$3,429,662	—	$49,425	$6,469,087

Gary S. Shedlin Senior Managing Director and Chief Financial Officer	2018	$500,000	$2,475,000	$3,599,726	—	$18,500	$6,593,226
	2017	$500,000	$2,700,000	$3,249,781	$7,845,347	$18,500	$14,313,628
	2016	$500,000	$2,350,000	$3,149,532	—	$18,250	$6,017,782

(1)

Bonus Column. These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to BlackRock’s annual incentive compensation program. The amount of incentive compensation awarded to each NEO in January 2019 (for fiscal year 2018) was based on subjective criteria, as more fully described on pages 67 to 73 of the “Compensation Discussion and Analysis.”

As described on page 57 of the “Compensation Discussion and Analysis”, on January 17, 2019, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2018 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, these awards had grant date values of $4,250,000, $3,500,000, $2,000,000, $1,762,500 and $1,525,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 17, 2019, which was calculated to be $410.315. Additionally, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin received discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $10,500,000, $8,000,000, $2,400,000, $1,700,000 and $1,950,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 17, 2019.

(2)

Stock Awards Column. Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 16 to the consolidated financial statements in our Form 10-K filed on February 28, 2019. The amount included with respect to the BPIP Awards granted in January 2018 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP Awards would have been (i) $20,541,947 for Mr. Fink, (ii) $15,882,978 for Mr. Kapito, (iii) $3,464,347 for Mr. Goldstein, (iv) $2,640,177 for Mr. Kushel, and (v) $3,051,979 for Mr. Shedlin.

(3)

2017 Performance Based Option Awards. In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Amounts reflect the grant date fair value of performance-based option awards made during the calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note (16) to the consolidated financial statements in our Form 10-K filed on February 28, 2019.

(4)

All Other Compensation. For each of the NEOs, $18,500 was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2018. In 2018, $4,825 was attributable to an executive health benefit used by Mr. Goldstein. For Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin, $0, $31,955, $31,955, $31,955 and $0, respectively, was attributable to financial planning services. In 2018, for Messrs. Fink and Kapito, $225,000 and $151,239, respectively, was attributable to personal use of the company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “Perquisites.” on page 75. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

BLACKROCK, INC. 2019 PROXY STATEMENT    77

Compensation Discussion and Analysis    |    Executive Compensation Tables

2018 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2018 to our NEOs.

				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Date of Committee Action		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards($)(4)
Laurence D. Fink	1/16/2018	1/10/2018	(2)				8,121	$4,600,059
	1/16/2018	1/10/2018	(3)	—	21,979	36,265		$12,449,785

Robert S. Kapito	1/16/2018	1/10/2018	(2)				6,204	$3,514,194
	1/16/2018	1/10/2018	(3)	—	16,994	28,040		$9,626,081

Robert L. Goldstein	1/16/2018	1/10/2018	(2)				4,105	$2,325,236
	1/16/2018	1/10/2018	(3)	—	3,707	6,117		$2,099,793

J. Richard Kushel	1/16/2018	1/10/2018	(2)				3,531	$2,000,100
	1/16/2018	1/10/2018	(3)	—	2,825	4,661		$1,600,193

Gary S. Shedlin	1/16/2018	1/10/2018	(2)				3,089	$1,749,733
	1/16/2018	1/10/2018	(3)	—	3,266	5,389		$1,849,993

(1)	Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)

These January 16, 2018 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin as part of their 2017 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries beginning on January 31, 2019. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.

(3)

These January 16, 2018 awards represent BPIP Awards granted to Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin in respect of services performed in 2017. To determine the base number of RSUs comprising each BPIP Award, the award value was divided by the grant price ($566.44). The grant price represents an average of the high and low price of BlackRock common stock on January 16, 2018 (two trading days following the release of earnings for the fourth quarter of 2017). The BPIP Awards will be eligible to vest on January 31, 2021, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2018 and ending on December 31, 2020. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Operating Margin, as adjusted, and Organic Revenue during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)

Grant Date Fair Value of Stock Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 16 to the consolidated financial statements in our 2018 Form 10-K. The amount included with respect to the BPIP Awards is based on the grant date fair value assuming target level of performance.

78    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

2018 Outstanding Equity Awards at Fiscal Year-End

		Performance-Based Option Awards				Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Laurence D. Fink	1/19/2016	—	—	—		4,610	(2)	$1,810,900
	1/19/2016	—	—	—		41,734	(3)	$16,393,950
	1/17/2017	—	—	—		7,374	(2)	$2,896,655
	1/17/2017	—	—	—		36,962	(3)	$14,519,413
	1/16/2018	—	—	—		8,121	(2)	$3,190,091
	1/16/2018	—	—	—		19,957	(3)	$7,839,509

Robert S. Kapito	1/19/2016	—	—	—		3,419	(2)	$1,343,052
	1/19/2016	—	—	—		30,956	(3)	$12,160,136
	1/17/2017	—	—	—		5,702	(2)	$2,239,860
	1/17/2017	—	—	—		28,578	(3)	$11,226,010
	1/16/2018	—	—	—		6,204	(2)	$2,437,055
	1/16/2018	—	—	—		15,431	(3)	$6,061,605

Robert L. Goldstein	1/19/2016	—	—	—		2,139	(2)	$840,242
	1/19/2016	—	—	—		6,794	(3)	$2,668,819
	1/17/2017	—	—	—		3,376	(2)	$1,326,160
	1/17/2017	—	—	—		6,233	(3)	$2,448,447
	12/4/2017	108,190	513.5	12/4/2026	(4)	—		$—
	1/16/2018	—	—	—		4,105	(2)	$1,612,526
	1/16/2018	—	—	—		3,366	(3)	$1,322,232

J. Richard Kushel	1/19/2016	—	—	—		1,734	(2)	$681,150
	1/19/2016	—	—	—		6,420	(3)	$2,521,904
	1/17/2017	—	—	—		2,736	(2)	$1,074,756
	1/17/2017	—	—	—		5,848	(3)	$2,297,211
	12/4/2017	81,142	513.5	12/4/2026	(4)	—		$—
	1/16/2018	—	—	—		3,531	(2)	$1,387,047
	1/16/2018	—	—	—		2,825	(3)	$1,109,717

Gary S. Shedlin	1/19/2016	—	—	—		1,576	(2)	$619,084
	1/19/2016	—	—	—		5,944	(3)	$2,334,922
	1/17/2017	—	—	—		2,488	(2)	$977,336
	1/17/2017	—	—	—		5,492	(3)	$2,157,367
	12/4/2017	81,142	513.5	12/4/2026	(4)	—		$—
	1/16/2018	—	—	—		3,089	(2)	$1,213,421
	1/16/2018	—	—	—		2,966	(3)	$1,165,104

(1)

Market Value of Shares or Units of Stock that have not vested. Amounts reflect the year-end value of RS, RSUs and BPIP Awards, based on the closing price of $392.82 per share of BlackRock common stock on December 31, 2018. With respect to the BPIP Awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2018 and 100% of target for the remainder of the performance period.

(2)	One-third of these RS/RSUs vest on each of the first three anniversaries after the year in which the grant date occurs (beginning on January 31 following the year of grant).

(3)

These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2018 and target-level performance for the remainder of the performance period (which equals 100.6% of target for the BPIP Awards granted January 19, 2016, 111% of target for the BPIP Awards granted January 17, 2017, and 91% of target for the BPIP Awards granted January 16, 2018). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 82 for additional details regarding these awards.

(4)

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards represent performance-based option awards granted to Messrs. Goldstein, Kushel and Shedlin in connection with the strategic initiative. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant, provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited.

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2018 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2018 on the exercise of options or the vesting and/or settlement of RS and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	74,655	$41,977,760

Robert S. Kapito	—	—	57,774	$32,485,742

Robert L. Goldstein	—	—	21,117	$11,873,878

J. Richard Kushel	—	—	19,444	$10,933,167

Gary S. Shedlin	—	—	17,612	$9,903,051

(1)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RS or RSUs that vested.

2018 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Laurence D. Fink	—	—	$(139,259)	—	$2,306,976

Robert S. Kapito	—	—	$1,474	—	$222,873

Robert L. Goldstein	—	—	$(1,838,054)	$1,726,878	$9,909,028

J. Richard Kushel	$295,000(2)	—	$(74,266)	—	$2,159,973

Gary S. Shedlin	—	—	—	—	—

(1)	Represents earnings on balances in the VDCP (as defined below), none of which were determined to be above-market.

(2)	The amount of Mr. Kushel’s contribution to the VDCP is included in the $2,950,000 shown for 2017 for Mr. Kushel in the Bonus column of the 2018 Summary Compensation Table.

Voluntary Deferred Compensation Plan

BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 81 and 82, in each case assuming a termination of employment of the NEO on December 31, 2018.

Upon a change in control of BlackRock or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 plan year and beyond, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2018. Accordingly, no amounts have been included in the table on page 82 with respect to VDCP balances. For additional information, please refer to the “2018 Nonqualified Deferred Compensation” table above.

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Compensation Discussion and Analysis    |    Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death
RS/RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date. For awards granted after 2016, if termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue
to vest in accordance
with their schedule
following termination.
Any portion of the
award that remains
unvested on the
one-year anniversary
of termination will
become fully vested
on that date.

Immediate vesting and settlement.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards granted in January 2016 and January 2017 will be eligible to vest on a pro rata basis (based on length of service during the performance period), subject to attainment of the applicable performance targets. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards granted after January 2017 will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any Competitive Activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards will continue
to be eligible to fully
vest following the end
of the performance
period, subject to
attainment of the
applicable
performance targets
and non-engagement
in any Competitive
Activity prior to the
vesting date.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

Performance-Based Option Awards	Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation.	Unvested awards are forfeited; vested and unexercised awards are cancelled.

Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period) plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions. If such termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.

Qualified Retirement:
Unvested awards are
forfeited; vested but
unexercised awards
remain exercisable for
a 90-day period
following separation.

Disability: Awards will
continue to be eligible
to fully vest on each
vesting date, subject
to achievement of the
applicable
performance
conditions. Any vested
options will remain
exercisable through
the full term.

Awards will continue

to be eligible to

fully vest on each

vesting date,

subject to

achievement of the

applicable

performance

conditions. Any

vested options will

remain exercisable

through the full

term.

(1)

Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

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Compensation Discussion and Analysis    |    Executive Compensation Tables

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 31, 2018 and are based on the closing price of BlackRock common stock on December 31, 2018, which was $392.82. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Death /Disability	Qualified Retirement	Voluntary Resignation / Termination for Cause

Laurence D. Fink

Year-End Awards(1)	$7,897,646	$7,897,646	$7,897,646	$7,897,646	—

BPIP Awards(2), (3), (4)	$33,913,067	$38,061,508	$38,752,871	$38,752,871	—

Severance(9)	$1,557,692	$1,557,692	—	—	—

Total(10)	$43,368,405	$47,516,846	$46,650,518	$46,650,518	—

Robert S. Kapito

Year-End Awards(1)	$6,019,967	$6,019,967	$6,019,967	$6,019,967	—

BPIP Awards(2), (3), (4)	$25,705,748	$28,913,123	$29,447,751	$29,447,751	—

Severance(9)	$1,298,077	$1,298,077	—	—	—

Total(10)	$33,023,791	$36,231,167	$35,467,718	$35,467,718	—

Robert L. Goldstein

Year-End Awards(1)	$3,778,928	$3,778,928	$3,778,928	$3,778,928	—

BPIP Awards(2), (3), (4)	$4,301,117	$6,323,224	$6,439,498	$6,439,498	—

Option Awards(5), (6), (7), (8)	—	—	—	—	—

Severance(9)	$480,769	$480,769	—	—	—

Total(10)	$8,560,815	$10,582,921	$10,218,427	$10,218,427	—

J. Richard Kushel

Year-End Awards(1)	$3,142,953	$3,142,953	$3,142,953	$3,142,953	—

BPIP Awards(2), (3), (4)	$4,053,379	$5,693,926	$5,826,699	$5,826,699	—

Option Awards(5), (6), (7), (8)	—	—	—	—	—

Severance(9)	$519,231	$519,231	—	—	—

Total(10)	$7,715,562	$9,356,110	$8,969,652	$8,969,652	—

Gary S. Shedlin

Year-End Awards(1)	$2,809,841	$2,809,841	$2,809,841	$2,809,841	—

BPIP Awards(2), (3), (4)	$3,773,167	$5,554,475	$5,657,394	$5,657,394	—

Option Awards(5), (6), (7), (8)	—	—	—	—	—

Severance(9)	$115,385	$115,385	—	—	—

Total(10)	$6,698,394	$8,479,701	$8,467,235	$8,467,235	—

(1)

This reflects an amount equal to (i) the number of unvested RS/RSUs awarded as Year-End Awards outstanding as of December 31, 2018, multiplied by (ii) $392.82 (the closing price of BlackRock common stock on December 31, 2018). For additional detail on the Year-End Awards, please refer to the “2018 Outstanding Equity Awards at Fiscal Year-End” table on page 79 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 81.

(2)

BPIP Awards upon an involuntary termination without cause (other than following a change in control): This row reflects the sum of the value attributable to the January 2016 BPIP Awards, January 2017 BPIP Awards, and January 2018 BPIP Awards. For the January 2016 BPIP Awards, the value reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2018 multiplied by (ii) $392.82 (the closing price of BlackRock common stock on December 31, 2018). For January 2017 BPIP Awards the value reflects an amount equal to the product of (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the

82    BLACKROCK, INC. 2019 PROXY STATEMENT

Compensation Discussion and Analysis    |    Executive Compensation Tables

performance targets through December 31, 2018 and target-level performance for the remainder of the applicable performance period, multiplied by $392.82, and (ii), a fraction, the numerator of which is the number of completed months of service during the performance period as of December 31, 2018, and the denominator of which is the total number of months during the performance period. For January 2018 BPIP Awards, the value reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2018 and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $392.82. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP awards, please refer to the “2018 Grants of Plan-Based Awards” table on page 78, the “2018 Outstanding Equity Awards at Fiscal Year-End” table on page 79 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 81.

(3)

BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: This row reflects the sum of the value attributable to the January 2016 BPIP Awards, January 2017 BPIP Awards, and January 2018 BPIP Awards. For the January 2016 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2018 multiplied by (ii) $392.82 (the closing price of BlackRock common stock on December 31, 2018). For the January 2017 and 2018 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award at target-level performance during the performance period, multiplied by (ii) $392.82. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).

(4)

BPIP Awards upon a termination due to death, disability or qualified retirement: For January 2016 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2018 multiplied by (ii) $392.82 (the closing price of BlackRock common stock on December 31, 2018). For both January 2017 BPIP Awards and January 2018 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming (A) actual performance relative to the performance targets through December 31, 2018 and (B) target-level performance for the remainder of the applicable performance period, multiplied by (ii) $392.82.

(5)

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by creating equity incentive grants of performance-based stock options for a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards were part of a strategic initiative and we do not consider them to be part of our regular annual compensation.

(6)

Option Awards upon an involuntary termination without cause: Assuming a termination date of December 31, 2018, the closing price of BlackRock common stock was $392.82 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of a pro rata portion of unvested options as of December 31, 2018, at the closing price on that date. The pro rata portion (with respect to each tranche) which can be earned based on, and subject to, the achievement of the performance conditions is determined by multiplying the unvested options at termination of employment by a fraction, the numerator of which is the number of full months, rounded down, the executive was employed from the date of grant through the termination date plus 12 months, and the denominator of which is the number of full months elapsed from the grant date through the applicable vesting date.

(7)

Option Awards upon a termination without cause within 12 months following a change in control or due to death or disability: Assuming a termination date of December 31, 2018, the closing price of BlackRock common stock was $392.82 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of unvested options as of December 31, 2018.

(8)	Option Awards upon qualified retirement: all unvested options will be forfeited.

(9)

Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2018.

(10)

Values for Year-End Awards, BPIP Awards, Option Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total”.

CEO Pay Ratio for 2018

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation our CEO:

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $136,313; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $26,543,344.

Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 195:1. This result is broadly consistent with our historical pay practices.

2018 CEO Pay Ratio = 195:1

Methodology

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

Selection of Determination Date. We determined that, as of December 31, 2018, our employee population consisted of approximately 14,900 employees globally (as reported in Item 1, Business, in our Annual Report on Form 10-K filed on February 28, 2019 (our “Annual Report”)). This population included all of our full-time and part-time employees.

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Compensation Discussion and Analysis    |    Executive Compensation Tables

2.

Identification of Median Employee. To identify the “median employee” from our employee population, we reviewed the 2018 total compensation of our employees. Total compensation includes base salary, overtime, 2018 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2018 annual compensation statements provided to each employee as part of the year-end compensation process.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

3.

Calculation of Annual Total Compensation. Once we identified our median employee, we combined all the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $136,313. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2018 to such employee, which totaled $6,313.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column (column (j)) of our 2018 Summary Compensation Table included in this Proxy Statement on page 77.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2018, relating to BlackRock equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)

Approved
BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	5,081,038	(1)	$513.50	(2)	8,434,420
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		512,215	(3)

Total Approved by Shareholders	5,081,038				8,946,635

Not Approved
None	—		N/A		—

Total Not Approved by Shareholders	—		N/A		—

Total	5,081,038				8,946,635

(1)

Includes 2,974,556 shares subject to RSUs (including RSUs which are settled in cash) and BPIP Awards (assuming payout at target levels) and 2,106,482 stock options. On December 31, 2018, 143,458 shares were available for contribution by PNC pursuant to the Share Surrender Agreement between BlackRock and PNC to settle awards outstanding under the Stock Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the Share Surrender Agreement. Since February 2009, these shares were held by PNC as Series C Preferred stock. In January 2019, 143,458 shares were surrendered. As of February 28, 2019, no shares remain available for contribution by PNC. Pursuant to SEC guidance, unvested shares of RS that were issued and outstanding on December 31, 2018 are not included in the first or third column of this table.

(2)	Represents the weighted-average exercise price of stock options only.

(3)

Includes 512,215 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 10,629 were subject to purchase during the open offering period that included December 31, 2018.

84    BLACKROCK, INC. 2019 PROXY STATEMENT

Item 3:

Ratification of the Appointment

of the Independent Registered

Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 13, 2019, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2019 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders, and we are asking shareholders to ratify the appointment of Deloitte. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2019 PROXY STATEMENT    85

Item 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm    |    Fees Incurred by BlackRock for Deloitte

Fees Incurred by BlackRock for Deloitte

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2018 and 2017, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2018	2017

Audit Fees(1)	$17,930,000	$13,922,000

Audit-Related Fees(2)	$3,766,000	$4,315,000

Tax Fees(3)	$948,000	$1,277,000

All Other Fees(4)	$829,000	$1,041,000

Total	$23,473,000	$20,555,000

(1)

Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)

Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)

Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)

All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory advice, technology subscriptions and translation services.

Deloitte also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $22,800,000 and $22,500,000 for the fiscal years ended December 31, 2018 and 2017, respectively. Such fees do not include any fees paid by registered investment companies.

Audit Committee Pre-Approval Policy

In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

The Board of Directors recommends a vote "FOR" the ratification of Deloitte LLP as BlackRock's independent registered public accounting firm for the fiscal year 2019.

86    BLACKROCK, INC. 2019 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2018.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Mathis Cabiallavetta

William E. Ford

Murry S. Gerber

Margaret L. Johnson

Sir Deryck Maughan

Marco Antonio Slim Domit

BLACKROCK, INC. 2019 PROXY STATEMENT    87

Item 4:

Shareholder Proposal –

Production of an Annual Report

on Certain Trade Association

and Lobbying Expenditures

The Unitarian Universalist Association (“UUA”), 24 Farnsworth Street, Boston, MA 02210-1409, the holder of 12 shares of common stock, has advised us that it intends to introduce the following resolution, which is co-sponsored by Reynders McVeigh Capital Management / Fresh Pond Capital, Center for Community Change and School Sisters of Notre Dame Cooperative Investment Fund:

Whereas, we believe in full disclosure of BlackRock’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of BlackRock request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by BlackRock used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	BlackRock’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which BlackRock is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on BlackRock’s website.

Supporting Statement

We encourage transparency in BlackRock’s use of corporate funds to lobby. BlackRock spent $18,570,000 from 2010 – 2017 on federal lobbying. This figure does not include state lobbying expenditures, where BlackRock also lobbies but disclosure is uneven or absent. For example, BlackRock spent $938,394 on lobbying in California from 2011 – 2017. And BlackRock CEO Laurence Fink stated that “lobbying is really good because it is maximizing shareholder value” (“Unusual Debate at Davos: Lobbying, Maximizing Shareholder Value and the Duty of CEO’s,” ProMarket, April 1, 2016).

BlackRock lists memberships in the Investment Company Institute and the Securities Industry and Financial Markets Association, which together spent over $25,434,947 on lobbying in 2016 and 2017. BlackRock is reportedly a member of the Chamber of Commerce (“Is the Most Powerful Lobbyist in Washington Losing Its Grip?” Washington Post, July 14, 2017), which spent more than $1.4 billion in lobbying since 1998, and belongs to the Business Roundtable, which is lobbying against the right of shareholders to file resolutions. BlackRock does not comprehensively disclose its memberships in, or payments to, trade associations, nor the amounts used for lobbying.

We are concerned that BlackRock’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, BlackRock believes climate change risk is an investment issue, yet the Chamber undermined the Paris climate accord (“Paris Pullout Pits Chamber against Some of Its Biggest Members,” Bloomberg, June 9, 2017). We believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.

88    BLACKROCK, INC. 2019 PROXY STATEMENT

Item 4: Shareholder Proposal – Production of an Annual Report on Certain Trade Association and

Lobbying Expenditures    |    The Board of Directors’ Statement in Opposition

The Board of Directors’ Statement in Opposition

The Board of Directors believes that the actions requested by the Proponent are unnecessary and not in the best interests of our shareholders.

We believe that advocating for public policies that increase financial transparency, protect investors and facilitate responsible growth of capital markets is an important part of our responsibilities to our shareholders and clients. We provide on our website extensive disclosure of our public policy engagement efforts, political activities and the decision-making and oversight associated with these efforts and activities.

We review our public disclosure on our public policy engagements and political activities at least annually to ensure it accurately reflects our activities and policies and provides our shareholders with a clear understanding of our priorities. As part of our process, we consider feedback from our shareholders and other stakeholders.

We received a nearly identical proposal last year from the same proponent. Similar to last year, we engaged with the proponent and this year’s co-filers on the issues raised in the proposal. Following this discussion, we enhanced our disclosures to address some of the concerns raised by the proponent. These enhancements included clarifying that BlackRock does not engage in “grassroots lobbying” and updating the link to the government website reporting the federal political contributions made by BlackRock’s political action committee so that readers are taken directly to BlackRock’s report. Similar to last year, we engaged extensively with this proponent to explain our approach to public policy engagement and took steps to address items where the proponent thought additional clarification and facilitation would be helpful to our shareholders.

We believe that our current disclosures offer the appropriate amount of detail and background on our engagement on public policy issues. A report beyond what has been published on our website and required in our public filings would impose administrative burdens on the Company but provide only minimal additional information to BlackRock’s shareholders. As a result, we believe that adoption of the proposal is unnecessary and not in the best interest of BlackRock or our shareholders.

As detailed in our statement of Public Policy Engagement and Political Participation Policies on our website, BlackRock is committed to:

Full Transparency of Positions:

•

The comment letters we file, policy papers published through our ViewPoints series and our Public Policy Engagement and Political Participation Policies can all be found on our website at https://www.blackrock.com/corporate/en-us/insights/public-policy/public-policy-engagement-and- political-activities-policies. We are also compliant with all lobbying and political contribution disclosure rules and regulations.

Effective Oversight and Governance:

•

BlackRock’s Chief Legal Officer and the head of BlackRock’s Global Public Policy Group brief the Board’s Risk and Nominating and Governance Committees to keep our Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

•

The Global Public Policy Group works closely with the Company’s business and legal teams to identify legislative and regulatory priorities that will protect investors, increase shareholder value and facilitate responsible economic growth.

•	As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets.

•

As part of BlackRock’s engagement in the public policy process, the Company participates in a number of trade organizations and industry groups, and we publicly disclose our principal trade associations.

BLACKROCK, INC. 2019 PROXY STATEMENT    89

Item 4: Shareholder Proposal – Production of an Annual Report on Certain Trade Association and

Lobbying Expenditures    |    The Board of Directors’ Statement in Opposition

Full Compliance with Restrictions on Political Contributions and Filing and Disclosure Obligations:

•

In compliance with federal regulations, as well as applicable state and local law, BlackRock does not contribute corporate funds to federal, state or local candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code.

•

Although permitted under federal law, BlackRock does not spend corporate funds directly on independent expenditures, including electioneering communications and ballot initiatives, and does not engage in “grassroots lobbying”.

•	BlackRock’s political action committee is funded voluntarily by employees and its contributions are publicly disclosed to the Federal Election Commission.

•

BlackRock publicly discloses quarterly all U.S. federal lobbying costs and the issues to which our lobbying efforts relate, as required under the Lobbying Disclosure Act. BlackRock also makes such disclosures at the state or local level to the extent required to do so under applicable lobbying laws.

Board Recommendation

The Board of Directors unanimously recommends that you vote "AGAINST" this proposal.

90    BLACKROCK, INC. 2019 PROXY STATEMENT

Item 5:

Shareholder Proposal – Simple Majority Vote Requirement

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, the holder of 25 shares of common stock, has advised us that he intends to introduce the following resolution:

Resolved, BlackRock, Inc. (“BlackRock” or “Company”) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statement

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of the six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Large funds, such as BlackRock, SSgA and Northern Trust generally support the elimination of supermajority requirements, since most view them as an entrenchment device for management. BlackRock’s Proxy Voting Guidelines for U.S. Securities (http://www/blackrock.com/corporate /literature/fact-sheet/blk-responsible-investment-guidelines-us.pdf) reads as follows:

We generally favor a simple majority voting requirement to pass proposals. Therefore, we will support the reduction or the elimination of supermajority voting requirements to the extent that we determine shareholders’ ability to protect their economic interest is improved. Nonetheless, in situations where there is a substantial or dominant shareholder, supermajority voting may be protective of public shareholder interests and we may support supermajority requirements in those situations.

This proposal topic won from 59.2% to 90.1% of the vote at Kaman, DuPont, Salesforce.com and Ryder System in early 2018. Prior to that it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.

Currently a 1% special interest minority of shares can frustrate the will of shareholders casting 79% of shares in favor. In other words a 1% special interest minority could have the power to prevent shareholders from improving our cooperate governance.

Please vote again to enhance shareholder value: Simple Majority Vote – Proposal 5

BLACKROCK, INC. 2019 PROXY STATEMENT    91

Item 5: Shareholder Proposal – Simple Majority Vote Requirement    |    The Board of Directors’ Statement in Opposition

The Board of Directors’ Statement in Opposition

The Board of Directors has carefully considered the proposal and believes that the three existing supermajority provisions in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) are protective of stockholders and appropriate given the significant ownership stake of The PNC Financial Services Group, Inc. (“PNC”) in BlackRock.

BlackRock’s Bylaws and Charter apply a majority voting standard consistent with Delaware law to almost all corporate matters to be voted on by our stockholders. Article Thirteen of our Charter includes three limited circumstances where a supermajority standard is required:

1.  A supermajority vote of the holders of 75% of the stock entitled to vote is needed to alter, amend or repeal, or adopt a provision inconsistent with, the Charter provision in Article Thirteen stating that the Charter may be amended with approval by BlackRock’s Board and at least a majority of the stock entitled to vote. In other words, this supermajority provision benefits stockholders by protecting the majority voting standard generally applicable for amending the Company’s Charter.

2.  A supermajority vote of the holders of 80% of the stock entitled to vote is needed to amend the Charter provision in Article Twelve requiring that the Company’s Bylaws may be altered or repealed only by the affirmative vote of at least a majority of (x) the members of the Board or (y) the stock entitled to vote. In other words, this supermajority threshold benefits stockholders by protecting the majority voting standard for amending the Company’s Bylaws.

3.  Finally, a supermajority vote of the holders of 80% of the stock entitled to vote is required to amend Article Nine of the Charter, which regulates and defines the conduct of certain business and affairs between BlackRock and any “Significant Stockholder” of the Company (generally defined as a person who beneficially owns greater than 20% of the issued and outstanding voting stock of the Company). Currently, PNC qualifies as a Significant Stockholder in light of its approximately 21% ownership of the Company’s voting stock. Article Nine is important as a legal matter in that it establishes certain norms for the course of conduct between the Company and a Significant Stockholder in areas such as ordinary course business relationships and corporate opportunities. In sum, this supermajority provision protects the interests of our public stockholders (as well as Significant Stockholders) by requiring that any amendments to Article Nine receive broader stockholder support than the majority required for other Charter amendments, thereby preserving clarity in the relationships between BlackRock and any of its Significant Stockholders.

BlackRock shares a number of the proponent’s concerns regarding the inclusion of supermajority provisions in charters and bylaws designed to entrench management. However, supermajority provisions can serve a legitimate purpose and receive investor support when the ownership structure includes a significant stockholder, as is the case here. For example, BlackRock’s Investment Stewardship team typically favors a simple majority voting requirement but may support supermajority provisions that serve to protect public stockholder interests where there is a substantial stockholder. We also note that for the past five years, votes cast at BlackRock’s annual stockholder meeting have exceeded 88% of the outstanding stock of the Company, signifying that the supermajority voting thresholds in the Charter are achievable votes where stockholder support for an action is widespread.

We believe that the supermajority provisions in BlackRock’s Charter do not serve to entrench management, are protective of the majority voting standards of our Charter and Bylaws and are appropriate in light of PNC’s status as a Significant Stockholder.

Board Recommendation

The Board of Directors unanimously recommends that you vote "AGAINST" this proposal.

92    BLACKROCK, INC. 2019 PROXY STATEMENT

Annual Meeting Information

Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 25, 2019 are entitled to receive notice and to vote their shares of BlackRock common stock at the 2019 Annual Meeting of Shareholders. As of March 25, 2019, 154,500,133 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting. It can also be made available beginning 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

How do I vote and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 22, 2019 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 22, 2019 by accessing the website listed on the Notice of Internet Availability of Proxy Materials and your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 22, 2019.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person. See “What is required to attend the Annual Meeting?”

What is required to attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act as a representative for, a holder of BlackRock common stock at the close of business on March 25, 2019. Shareholders, or their valid legal proxies, planning to attend the Annual Meeting in person must request an admission ticket in advance of the Annual Meeting by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit “control” number included on your proxy card, voter instruction or form of notice. Tickets will be issued to registered and beneficial owners. Requests for admission tickets will be processed in the order they are received and must be requested no later than May 22, 2019. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. In addition to your admission ticket, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to gain entry to the Annual Meeting. If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership as of the close of business on March 25, 2019, such as an account statement or similar evidence of ownership.

The use of electronic devices, including but not limited to mobile phones, photographic equipment, audio or video recording devices, sound amplifying devices, laptops, tablets and/or other computer devices is not permitted at the Annual Meeting.

Meeting attendees will be limited in the number and size of objects they are allowed to bring into the meeting and will only be allowed to sit in designated seating areas. The possession of weapons or other dangerous items is prohibited, and all attendees will be subject to electronic and / or manual security screening. Failure to comply with the direction of security staff may result in ejection from the meeting.

BLACKROCK, INC. 2019 PROXY STATEMENT    93

Annual Meeting Information    |    Questions and Answers about the Annual Meeting and Voting

If you are unable to provide valid photo identification or if we are unable to validate that you were a shareholder (or that you are authorized to act as a legal proxy for a shareholder) or you cannot comply with the other procedures outlined above for attending the Annual Meeting in person, we will not be able to admit you to the Annual Meeting. In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement went to press, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	Written notice to the Corporate Secretary of BlackRock;

•	Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 22, 2019;

•	Timely delivery of a valid, later-dated proxy; or

•	Voting by ballot at the Annual Meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes”, if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation and the shareholder proposals are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 18 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the Item 1 vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the 2019 fiscal year, and Items 4 and 5, the approval of the shareholder proposals. Abstentions will be treated as a vote “against” and “broker non-votes” will have no effect on such matters.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

94    BLACKROCK, INC. 2019 PROXY STATEMENT

Annual Meeting Information    |    Important Additional Information

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding”, will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2019 Annual Meeting of Shareholders.

You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at www.blackrock.com, under the headings “Our Firm / Investor Relations / SEC Filings”, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide, without charge to each shareholder upon written request, a copy of BlackRock’s Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports.

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022

Telephone: (212) 810-5300

Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2018 is not part of the proxy solicitation materials.

BLACKROCK, INC. 2019 PROXY STATEMENT    95

Annual Meeting Information    |    Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 14, 2019.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2020 Annual Meeting must be received no later than December 14, 2019 and no earlier than November 14, 2019.

Other Proposals and Nominations

Apart from Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2020 Annual Meeting:

•	Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•

Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2020 Annual Meeting is held within 25 days of the anniversary of the 2019 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2020 Annual Meeting by December 14, 2019 and no earlier than November 14, 2019.

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.

Address to Submit Proposals and Nominations

In each case, proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022.

96    BLACKROCK, INC. 2019 PROXY STATEMENT

Annual Meeting Information    |    Other Matters

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson, III

Corporate Secretary

BLACKROCK, INC. 2019 PROXY STATEMENT    97

Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with GAAP in the United States; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and Operating Margin, as adjusted:

Management believes operating income, as adjusted, and Operating Margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

(in millions)	2018	2017(1)	2016(1)
Operating income, GAAP basis	$5,457	$5,254	$4,565
Non-GAAP expense adjustments:
Restructuring charge	60	–	76
PNC LTIP funding obligation	14	15	28

Operating income, as adjusted	5,531	5,269	4,669
Product launch costs and commissions	13	–	–

Operating income used for operating margin measurement	$5,544	$5,269	$4,669

Revenue, GAAP basis	$14,198	$13,600	$12,261
Non-GAAP adjustment:
Distribution and servicing costs	(1,675)	(1,663)	(1,608)

Revenue used for operating margin measurement	$12,523	$11,937	$10,653

Operating margin, GAAP basis	38.4%	38.6%	37.2%

Operating margin, as adjusted	44.3%	44.1%	43.8%

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2018 and 2016, a restructuring charge, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value.

(1)

Results for 2017 and 2016 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

A-1    BLACKROCK, INC. 2019 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation    |    Non-GAAP Financial Measures

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g., closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably, and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to distribution and servicing costs as a proxy for such offsetting revenue.

(2) Compensation and benefits expense-to-revenue ratio, as adjusted:

(in millions)	2018	2017(1)	2016(1)
Employee compensation and benefits, GAAP basis	$4,320	$4,253	$3,878
Less Non-GAAP expense adjustment:
PNC LTIP funding obligation	14	15	28

Employee compensation and benefits, as adjusted	$4,306	$4,238	$3,850

Revenue, GAAP basis	$14,198	$13,600	$12,261
Non-GAAP adjustment:
Distribution and servicing costs	(1,675)	(1,663)	(1,608)

Revenue used for operating margin measurement	$12,523	$11,937	$10,653

Compensation and benefits expense-to-revenue ratio, GAAP basis	30.4%	31.3%	31.6%

Compensation and benefits expense-to-revenue ratio, as adjusted	34.4%	35.5%	36.1%

(1)

Results for 2017 and 2016 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

•

Employee compensation and benefits, as adjusted, includes non-GAAP expense adjustment. The portion of compensation expense associated with certain LTIP funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value.

•	Compensation and benefits expense-to-revenue ratio, as adjusted, is equal to Employee compensation and benefits, as adjusted, divided by revenue used for operating margin measurement.

(3) Net income attributable to BlackRock, Inc., as adjusted:

(in millions, except per share data)	2018	2017(1)	2016(1)
Net income attributable to BlackRock, Inc., GAAP basis	$4,305	$4,952	$3,168
Non-GAAP adjustments:
Restructuring charge, net of tax	47	—	53
PNC LTIP funding obligation, net of tax	12	11	19
The 2017 Tax Act:
Deferred tax revaluation (noncash)	—	(1,758)	—
Deemed repatriation tax	—	477	—
Other income tax matters	(3)	16	(30)

Net income attributable to BlackRock, Inc., as adjusted	$4,361	$3,698	$3,210

Diluted weighted-average common shares outstanding(2)	161.9	164.4	166.6
Diluted earnings per common share, GAAP basis(2)	$26.58	$30.12	$19.02
Diluted earnings per common share, as adjusted(2)	$26.93	$22.49	$19.27

(1)

Results for 2017 and 2016 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

(2)	Non-voting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

BLACKROCK, INC. 2019 PROXY STATEMENT    A-2

Annex A: Non-GAAP Reconciliation    |    Non-GAAP Financial Measures

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The 2017 noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the 2017 as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

A-3    BLACKROCK, INC. 2019 PROXY STATEMENT

BlackRock’s Approach

to Sustainability

BlackRock believes environmental, social and governance issues have real financial impacts over the long-term. As we work to create better financial futures for clients, we strive to be a leader in the way we incorporate sustainability into our:

Investment Processes Investment Stewardship Sustainable Solutions Business Operations Integrating sustainability-related insights and data into BlackRock's investment processes across asset classes and investment styles Engaging companies in index and alpha-seeking portfolios alike on sustainability-related issues that impact long-term performance Delivering sustainable investment solutions that help empower clients to achieve their financial objectives Ensuring the long-term sustainability of our own firm in order to deliver the best outcomes for clients and shareholders

Investment Processes

From BlackRock’s perspective, business-relevant sustainability issues can contribute to a company’s long-term financial performance, and thus further incorporating these considerations into the investment research, portfolio construction, and stewardship process can enhance long-term risk adjusted returns.

Investment Stewardship

We undertake all investment stewardship engagements and proxy voting with the goal of protecting and enhancing the long-term value of our clients’ assets. In our experience, sustainable financial performance and value creation are enhanced by sound governance practices, including risk management oversight and board accountability. BlackRock’s Investment Stewardship team engages with portfolio companies to encourage them to adopt corporate governance and business practices aligned with long-term financial performance.

Sustainable Solutions

We define sustainable investing as the combination of traditional investment approaches with ESG insights to mitigate risk and enhance long-term return. With this in mind, many of our clients turn to BlackRock for sustainable investment solutions. Leveraging BlackRock’s investment expertise and research, we help clients understand the various risks and opportunities associated with sustainability factors and provide them with a range of products and solutions that seek to deliver targeted financial and sustainability outcomes.

Business Operations

To deliver the best long-term outcomes for clients and shareholders, we operate and invest in our business with a focus on the long-term. This requires taking into account environmental, social and governance issues that have real and quantifiable impacts over the long-term for our firm, our people, and the communities in which we operate.

BlackRock. We are a fiduciary to our clients. We are passionate about performance. Our Principles We are innovators. We are one BlackRock. BlackRocks mission is to create a better financial future for our clients. As we pursue this mission, we are guided by BlackRocks Principles that is, our shared understanding of who we are, what we stand for and how we conduct ourselves each and every day. BlackRock, Inc. 55 East 52nd Street, New York, New York 10055 blackrock.com

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NEW YORK 10055
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS
If you would like to reduce the costs incurred by BlackRock, Inc. in mailing proxy materials, you can consent to receive all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
SHAREHOLDER MEETING REGISTRATION
To request an admission ticket to attend the meeting, visit the “Register for Meeting” link at www.proxyvote.com and provide the 16-digit control number located on your proxy card. You must have an admission ticket to attend the meeting. You must request an admission ticket by 11:59 p.m. Eastern Time on May 22, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

E40399-P05894                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3.

1.	Election of Directors	For	Against	Abstain

Nominees:

	1a. Bader M. Alsaad	☐	☐	☐

	1b. Mathis Cabiallavetta	☐	☐	☐

	1c. Pamela Daley	☐	☐	☐

	1d. William S. Demchak	☐	☐	☐

	1e. Jessica P. Einhorn	☐	☐	☐

	1f. Laurence D. Fink	☐	☐	☐

	1g. William E. Ford	☐	☐	☐

	1h. Fabrizio Freda	☐	☐	☐

	1i. Murry S. Gerber	☐	☐	☐

	1j. Margaret L. Johnson	☐	☐	☐

	1k. Robert S. Kapito	☐	☐	☐

	1l. Cheryl D. Mills	☐	☐	☐

	1m. Gordon M. Nixon	☐	☐	☐

	1n. Charles H. Robbins	☐	☐	☐

	1o. Ivan G. Seidenberg	☐	☐	☐

	1p. Marco Antonio Slim Domit	☐	☐	☐

	1q. Susan L. Wagner	☐	☐	☐

	1r. Mark Wilson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Approval, in a non-binding advisory vote, of the compensation for named executive officers.	☐	☐	☐

3.	Ratification of the appointment of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2019.	☐	☐	☐

B.	Shareholder Proposals - The Board of Directors recommends a vote AGAINST Items 4 and 5.	For	Against	Abstain

4.	Shareholder Proposal - Production of an Annual Report on Certain Trade Association and Lobbying Expenditures.	☐	☐	☐

5.	Shareholder Proposal - Simple Majority Vote Requirement.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3 and AGAINST Item 4 and Item 5, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLACKROCK, INC.

2019 ANNUAL MEETING OF SHAREHOLDERS

May 23, 2019

8:00 AM, EDT

Lotte New York Palace Hotel

455 Madison Avenue

New York, New York 10022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 22, 2019.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E40400-P05894

PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and R. Andrew Dickson, III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 25, 2019, at the 2019 Annual Meeting of Shareholders to be held on May 23, 2019, beginning at 8:00 AM, EDT, at Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3 and AGAINST Items 4 and 5.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side